Nationstar Funding LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this Free Writing Prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents Nationstar Funding LLC has filed with the SEC for more complete information about Nationstar Funding LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Nationstar Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Subject to Revision	Free Writing Prospectus dated August 17, 2007

$541,276,000

(Approximate)

NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-D

NATIONSTAR HOME EQUITY LOAN TRUST 2007-D

(Issuing Entity)

Nationstar Mortgage LLC

(Sponsor, Originator and Servicer)

Nationstar Funding LLC

(Depositor)

The certificates, as described herein, are asset-backed securities to be issued by the Nationstar Home Equity Loan Trust 2007-D (the "Issuing Entity").  The sole source of payments on the certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Nationstar Mortgage LLC or any of its affiliates.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this Free Writing Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

RBS GREENWICH CAPITAL

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

CERTIFICATES
Class(1,5)	Expected Size (2)	Home Equity Loan Group	Interest Type	Principal Type	Expected WAL (yrs) Call/Mat (3)	Expected Principal Window (mos) Call/Mat (3)	Final Scheduled Distribution Date (4)	Expected Ratings
								S&P	Moody's
1-AV-1	$541,276,000	1	Floating	Sen	2.85/3.09	1 - 108/1 - 245	September 2037	AAA	Aaa
2-AV-1	$39,455,000	2	Floating	Sen-Seq			September 2037	AAA	Aaa
2-AV-2	$16,095,000	2	Floating	Sen-Seq			September 2037	AAA	Aaa
2-AV-3	$17,656,000	2	Floating	Sen-Seq			September 2037	AAA	Aaa
2-AV-4	$17,520,000	2	Floating	Sen-Seq			September 2037	AAA	Aaa
M-1	$34,730,000	1 & 2	Floating	Mez			September 2037	AA+	Aa1
M-2	$18,437,000	1 & 2	Floating	Mez			September 2037	AA	Aa2
M-3	$33,444,000	1 & 2	Floating	Mez			September 2037	AA-	Aa3
M-4	$17,579,000	1 & 2	Floating	Mez			September 2037	A+	A1
M-5	$15,864,000	1 & 2	Floating	Mez			September 2037	A	A2
M-6	$12,434,000	1 & 2	Floating	Mez			September 2037	A-	A3
M-7	$8,575,000	1 & 2	Floating	Mez			September 2037	BBB+	Baa1
M-8	$12,005,000	1 & 2	Floating	Mez			September 2037	BBB	Baa2
M-9	$9,862,000	1 & 2	Floating	Mez			September 2037	BBB-	Baa3

Total Offered Certificates $794,932,000

(1)

The Certificates are subject to a 10% Clean-Up Call Option.  All Certificates are expected to be subject to an interest rate cap. The margin on the Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates will increase to 2x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.  The margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase to 1.5x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.

(2)

Each class size is subject to a variance of plus or minus 5%.

(3)

See "PREPAYMENT PRICING SPEED" below.

(4)

With respect to each class of Certificates, the Final Scheduled Distribution Date for each such class was determined to be one month after the scheduled maturity date of the latest maturing Home Equity Loan.

(5)

Distributions on the Class 1-AV-1 Certificates will be derived primarily from the Group 1 Home Equity Loans (as defined herein).   Distributions on the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates will be derived primarily from the Group 2 Home Equity Loans (as defined herein).  Distributions on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be derived from the Group 1 and Group 2 Home Equity Loans.

Contact Information:

RBS Greenwich Capital

Trading
Ron Weibye	(203) 625-6160	weibyer@rbsgc.com
Bob Pucel	(203) 625-6160	pucelr@rbsgc.com
Mark Bower	(203) 625-6160	bowerm@rbsgc.com

Mortgage Finance
Jim Raezer	(203) 618-6030	raezerj@rbsgc.com
Matt Miles	(203) 618-2391	milesm@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

PREPAYMENT PRICING SPEED
Fixed Rate Home Equity Loans:

100% Fixed Rate Mortgage PPC

100% Fixed Rate Mortgage PPC assumes that prepayments start at 4% CPR in month one of the life of the Fixed Rate Home Equity Loans, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Adjustable Rate Home Equity Loans:

100% Adjustable Rate Mortgage PPC

100% Adjustable Rate Mortgage PPC assumes that prepayments start at 2% CPR in month one of the life of the Adjustable Rate Home Equity Loans, increase by approximately 2.545% each month to 30% CPR in month 12, remain constant at 30% CPR until month 22, increase to 50% CPR from month 23 until month 28, decrease to 30% CPR in month 29 and remain constant at 30% CPR thereafter.  However, the prepayment pricing speed will not exceed 90% CPR in any period.

SUMMARY OF TERMS

The following information highlights selected information that will be contained in and described in greater detail in the prospectus supplement and prospectus and provides a general overview of the terms of the Offered Certificates.  To understand all of the terms of the offering of the Offered Certificates, you should read carefully the prospectus supplement and prospectus.  Certain capitalized terms used in this Free Writing Prospectus are defined under the caption "CERTAIN DEFINITIONS" below.

Transaction:	Offering of approximately $794,932,000 of Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-D.
Issuer:	Nationstar Home Equity Loan Trust 2007-D (the "Issuing Entity").
Depositor:	Nationstar Funding LLC.
Sponsor, Servicer and Originator:	Nationstar Mortgage LLC ("Nationstar").
Sellers:	Nationstar and Auburn Funding, LLC, a limited purpose entity and an affiliate of Nationstar.
Trustee:	The Bank of New York.
Custodian:	The Bank of New York Trust Company, N.A.
Underwriters:	Greenwich Capital Markets, Inc. (Lead Manager and Structuring Lead). [ ] (Co-Managers)
Cut-Off Date:

The opening of business on August 1, 2007, or, with respect to any Home Equity Loans originated after that date but prior to the closing date, the date of origination of that Home Equity Loan. The cut-off date is the date on and after which the issuing entity will be entitled to receive principal collections on and proceeds of the Home Equity Loans and the date after which the issuing entity will be entitled to receive interest due on the Home Equity Loans.

Expected Pricing Date:	On or about August 20, 2007.
Expected Closing Date:	On or about August 30, 2007.
Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first Distribution Date is expected to be September 25, 2007.
Record Dates:	With respect to any Distribution Date and each class of Offered Certificates, the business day immediately preceding such Distribution Date.
Offered Certificates:

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.  The Class 1-AV-1 Certificates are being marketed herein.

Non-Offered Certificates:

The Issuing Entity will also issue certain non-offered certificates.  The Class X-IO, Class P and Class R Certificates will not be offered by this Free Writing Prospectus.  The Class P Certificates will have a $100 principal balance and will be entitled to receive all prepayment penalties collected by the Servicer.

Senior Certificates:	The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates.
Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Group 1 Certificates:	The Class 1-AV-1 Certificates (backed primarily by the Group 1 Home Equity Loans) (also referred to herein as a “Certificate Group”).
Group 2 Certificates:	The Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates (backed primarily by the Group 2 Home Equity Loans) (also referred to herein as a “Certificate Group”).
Certificates:	The Offered Certificates and Non-Offered Certificates.
Delay Days:	0 days.
Day Count:	Actual/360.
Accrued Interest:	The Offered Certificates will settle flat (no accrued interest).
Interest Accrual Period:

Interest on the Offered Certificates accrues from the last Distribution Date (or, with respect to the first Distribution Date, the Closing Date) through the day immediately preceding the then-current Distribution Date, on an actual/360 basis.

Remittance Period:	With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which the Distribution Date occurs.
Registration:	Book-entry registration through The Depository Trust Company in the United States or Clearstream Banking Luxembourg or the Euroclear System in Europe.
Issuing Entity Property:

The property of the Issuing Entity will include:

•

a pool of closed-end fixed rate, and primarily hybrid adjustable rate Home Equity Loans that conform to certain agency guidelines and are secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties (referred to herein as the “Group 1 Home Equity Loans,” “Group 1” or a “Home Equity Loan Group”);

•

a pool of closed-end fixed rate, and primarily hybrid adjustable rate Home Equity Loans some of which conform and some of which do not conform to certain agency guidelines and are secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties (referred to herein as the “Group 2 Home Equity Loans,” “Group 2” or a “Home Equity Loan Group”);

•

all principal payments collected on and after the Cut-off Date and interest payments due on the Home Equity Loans after the Cut-Off Date;

•

property that secured a Home Equity Loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

•

rights under the Swap Agreement described below.

The Home Equity Loans:

The Home Equity Loans will be divided into two groups.  Certain of the Home Equity Loans in each Home Equity Loan Group (the “Fixed Rate Home Equity Loans”) bear interest at fixed rates.  Certain of the Home Equity Loans in each Home Equity Loan Group (the “Adjustable Rate Home Equity Loans”) bear interest at rates that, generally following an initial fixed rate period, adjust semi-annually based on six-month LIBOR and the applicable gross margin. The initial rate adjustment date for the Adjustable Rate Home Equity Loans is generally six months, two years or three years after the date of origination of the related Adjustable Rate Home Equity Loan.

As of the Cut-off Date, the Home Equity Loans have the following general characteristics:

•

5,223 total Home Equity Loans

•

3,845 Fixed Rate Home Equity Loans

•

1,378 Adjustable Rate Home Equity Loans

•

Fixed Rate Home Equity Loans:

•

$550,741,225 aggregate outstanding Loan Balance

•

Approximately 64.22% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Adjustable Rate Home Equity Loans:

•

$306,790,296 aggregate outstanding Loan Balance

•

Approximately 35.78% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Group 1 Home Equity Loans:

•

$734,430,196 aggregate outstanding Loan Balance

•

Approximately 85.64% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Group 2 Home Equity Loans:

•

$123,101,325 aggregate outstanding Loan Balance

•

Approximately 14.36% of aggregate outstanding Loan Balance of all Home Equity Loans

As of the Cut-off Date, approximately 0.63% of the Group 1 Home Equity Loans by the aggregate outstanding Loan Balance of the Group 1 Home Equity Loans, were 31 to 59 days delinquent.  As of the Cut-off Date, none of the Group 2 Home Equity Loans were  31 to 59 days delinquent.  As of the Cut-off Date, none of the Home Equity Loans were more than 59 days delinquent.

See "ALL HOME EQUITY LOANS", "GROUP 1 HOME EQUITY LOANS" and "GROUP 2 HOME EQUITY LOANS" below for additional information regarding the Home Equity Loans.

Delinquency Advances:

Each month the Servicer will determine the amount of any unpaid interest due on the Home Equity Loans. If the Servicer believes that unpaid interest can be recovered, then the Servicer will either:

•

advance the unpaid interest to the Issuing Entity out of its own funds; or

•

advance the unpaid interest to the Issuing Entity out of collections on the Home Equity Loans that are not required to be distributed on the related Distribution Date.

The Servicer is entitled to be reimbursed by the Issuing Entity for any delinquency advances from the related Home Equity Loan and, if the delinquency advance is a non-recoverable advance, from collections on all the Home Equity Loans prior to any distributions to holders of Certificates.

Servicing Advances:

Unless the Servicer determines that any proposed advance is not recoverable from the related Home Equity Loan, the Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation of that Home Equity Loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related Home Equity Loan.

The Servicer is entitled to be reimbursed by the Issuing Entity for any servicing advances from the borrower of the related Home Equity Loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related Home Equity Loan and, if the servicing advance is a non-recoverable advance, from collections on all the Home Equity Loans, in each case prior to any distributions to holders of Certificates.

Arrearages:

Approximately 3.99%, 4.66% and none of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, in each case by the aggregate outstanding loan balance of the related Home Equity Loans as of the Cut-off Date, have arrearages as a result of delinquency advances and/or servicing advances made prior to the Cut-off Date.  The aggregate arrearage on all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans is approximately $3,472,877, $3,472,877 and $0, respectively.  The Servicer is entitled to be reimbursed by the Issuing Entity for any such arrearages in the same manner and subject to the same restrictions that apply to Delinquency Advances and/or Servicing Advances made on or after the Cut-off Date, including if such advances become non-recoverable advances, from collection on all the Home Equity Loans.  So long as the related borrower makes principal and interest payments on the related Home Equity Loan, such Home Equity Loan is treated as current notwithstanding any related arrearage.

Compensating Interest:

The Servicer will provide to the Issuing Entity the amount of any shortfall of interest on a Home Equity Loan that is caused by a full prepayment of the Home Equity Loan up to the amount of the aggregate servicing fee for the related period.

Swap Agreement:

The Trustee, on behalf of a trust separate from the Issuing Entity, referred to herein as the supplemental interest trust, is expected to enter into an interest rate swap agreement (the “Swap Agreement”) with [TBD], as swap provider (the “Swap Provider”).  Under the Swap Agreement, on each Distribution Date the supplemental interest trust will be obligated to make fixed payments as specified in the Swap Agreement based on the lesser of (i) the notional amount for such Distribution Date multiplied by a factor of 100 and (ii) the aggregate certificate principal balance of the Offered Certificates.  Under the Swap Agreement, on each Distribution Date, the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the lesser of (i) the notional amount for that Distribution Date multiplied by a factor of 100 and (ii) the aggregate certificate principal balance of the Offered Certificates, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a net payment (each such payment, a “Net Swap Payment”) for deposit into a segregated trust account established on the closing date (the “Swap Account”).  Any amounts deposited into the Issuing Entity’s Swap Account will be applied as described in “Swap Account” below.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distributions to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event, as defined herein) will be deducted from the Certificate Account prior to distributions to certificateholders pursuant to “DISTRIBUTIONS” below and will first be deposited into the Swap Account before payment to the Swap Provider.

The applicable scheduled notional amounts for the Swap Agreement and each Distribution Date are set forth under the caption “SCHEDULED NOTIONAL AMOUNTS FOR THE SWAP AGREEMENT” below.  The applicable scheduled notional amounts for the Swap Agreement are calculated based on the characteristics of the Home Equity Loans as of the Cut-off Date.  The applicable scheduled notional amounts for the Swap Agreement may change based on the aggregate Loan Balance of Fixed Rate Home Equity Loans and Adjustable Rate Home Equity Loans that are in their fixed rate period as of the Cut-off Date, and, in the case of such Adjustable Rate Home Equity Loans, their adjustment dates.

Swap Account:

On each Distribution Date, to the extent required, following the distribution of any Excess Interest (as defined herein) and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DISTRIBUTIONS” below, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

•

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

•

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

•

third, to the Senior Certificates and Subordinate Certificates, the Net Subordination Deficiency for such Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12 of clause C, under “DISTRIBUTIONS” below;

•

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

seventh, to the Senior Certificates and Subordinate Certificates, any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below, allocated in the order of priority set forth in subclauses 16 and 17 of clause C, under “DISTRIBUTIONS” below;

•

eighth, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

•

ninth, any remaining amounts to the Class X-IO certificateholder.

provided, that the cumulative amount of distributions pursuant to clauses third and fourth above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of realized losses with respect to that Distribution Date and all prior Distribution Dates.

Clean-Up Call Option:

The Servicer may, at its option, terminate the Issuing Entity by purchasing, at the Termination Price described below, all of the Home Equity Loans and other Issuing Entity property on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is 10% or less of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.

If this Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then:

•

the margin on the Senior Certificates will increase to 2x the original margin, commencing on the first day of the interest accrual period following such date; and

•

the margin on the Subordinate Certificates will increase to 1.5x the original margin, commencing on the first day of the interest accrual period following such date.

The "Termination Price" will be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, and (y) in the case of any REO property and any Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover, or Subordinate Net WAC Cap Carryover), any unreimbursed Delinquency Advances, Servicing Advances and any Delinquency Advances the Servicer has failed to remit and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

Federal Tax Status:	For federal income tax purposes, the Issuing Entity will include one or more real estate mortgage investment conduits or "REMICs."
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible, subject to satisfying the conditions of one of the investor-based or statutory exemptions.
SMMEA Eligibility:	None of the Certificates are expected to be SMMEA eligible.
Certificate Ratings:

It is a condition to the issuance of the Offered Certificates that they receive ratings not lower than the respective ratings set forth below from S&P and Moody's.

Class

S&P

Moody’s

1-AV-1

AAA

Aaa

2-AV-1      AAA             Aaa

2-AV-2

AAA

Aaa

2-AV-3

AAA

Aaa

2-AV-4

AAA

Aaa

M-1

AA+

Aa1

M-2

AA

Aa2

M-3

AA-

Aa3

M-4

A+

A1

M-5

A

A2

M-6

A-

A3

M-7

BBB+

Baa1

M-8

BBB

Baa2

M-9

BBB-

Baa2

Static Pool Information:

Information concerning static pool performance data of previous term securitizations of the Sponsor is available on the Sponsor’s website at www.nationstarmtg.com/staticpool ..  At this website, static pool performance data of the Sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the Issuing Entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this Free Writing Prospectus, the base prospectus or a part of the registration statement filed with the SEC to which this Free Writing Prospectus relates:

•

with respect to information regarding the Sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

•

with respect to information regarding the Home Equity Loans to be transferred to the Issuing Entity, information about the Home Equity Loans for periods prior to January 1, 2006.

CREDIT ENHANCEMENT
Credit Enhancement:

Credit enhancement for the structure will be provided by (1) Excess Interest, (2) Overcollateralization, (3) subordination of Certificates having a lower payment priority and (4) limited cross collateralization.

Overcollateralization is calculated as the amount by which the aggregate Loan Balance of the Home Equity Loans exceeds the aggregate principal balance of the Certificates.  On the Closing Date, there is expected to be an initial overcollateralization amount of approximately 7.30% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  Beginning on the first Distribution Date, Excess Interest collections, if any, will be applied as accelerated payments of principal to the class or classes of Certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required level of 7.30% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  The required level of Overcollateralization may step down over time.  However, if a Trigger Event occurs, the required overcollateralization amount will not be allowed to step down and will be equal to the required overcollateralization amount in effect for the previous Distribution Date.

The Senior Certificates will have a payment priority over the Subordinate Certificates.  Among the classes of Subordinate Certificates:

•

the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9  Certificates;

•

the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

•

the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

•

the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

•

the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

•

the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8 and Class M-9 Certificates;

•

the Class M-7 Certificates will have payment priority over the Class M-8 and Class M-9 Certificates; and

•

the Class M-8 Certificates will have payment priority over the Class M-9 Certificates.

If, on any Distribution Date, there is insufficient Excess Interest or overcollateralization, or Net Swap Payments received under the Swap Agreement, to absorb realized losses on the Home Equity Loans, then such realized losses will be allocated to the classes of Subordinate Certificates, in the reverse order of their payment priority, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of Excess Interest, overcollateralization and Net Swap Payments received under the Swap Agreement and applied to cover realized losses on such Distribution Date.  To the extent that the certificate principal balance of a class of Subordinate Certificates is reduced on account of realized losses on Home Equity Loans, and then there is a net subsequent recovery in respect of principal on a liquidated Home Equity Loan or Loans, then the certificate principal balance of such class will be increased up to the amount of the related net subsequent recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (a) the prior reduction and (b) the outstanding Class Principal Carryover Shortfall of such class.  The amount of Class Principal Carryover Shortfall may be paid to the holders of the Subordinate Certificates, together with any Class Interest Carryover Shortfall on the Subordinate Certificates, according to the priorities set forth herein under “DISTRIBUTIONS” and “SUMMARY OF TERMS—Swap Account.”  The outstanding Class Principal Carryover Shortfall of such class would be reduced by the corresponding amount of the increase in the certificate principal balance of such class.

Cross-collateralization will be provided through the application of excess interest from a Home Equity Loan Group to fund interest shortfalls, cover realized losses and build overcollateralization with respect to the other Home Equity Loan Group.

Initial Certificate Credit Enhancement

•

The Senior Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and the Subordinate Certificates.

•

The Class M-1 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 14.95% in Subordinate Certificates having a lower payment priority.

•

The Class M-2 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 12.80% in Subordinate Certificates having a lower payment priority.

•

The Class M-3 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 8.90% in Subordinate Certificates having a lower payment priority.

•

The Class M-4 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 6.85% in Subordinate Certificates having a lower payment priority.

•

The Class M-5 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 5.00% in Subordinate Certificates having a lower payment priority.

•

The Class M-6 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 3.55% in Subordinate Certificates having a lower payment priority.

•

The Class M-7 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 2.55% in Subordinate Certificates having a lower payment priority.

•

The Class M-8 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 1.15% in Subordinate Certificates having a lower payment priority.

•

The Class M-9 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount.

Credit Enhancement Percentages:	Initial Target Percentages		Stepdown Percentages
	Senior	26.30%	Senior	52.60%
	Class M-1	22.25%	Class M-1	44.50%
	Class M-2	20.10%	Class M-2	40.20%
	Class M-3	16.20%	Class M-3	32.40%
	Class M-4	14.15%	Class M-4	28.30%
	Class M-5	12.30%	Class M-5	24.60%
	Class M-6	10.85%	Class M-6	21.70%
	Class M-7	9.85%	Class M-7	19.70%
	Class M-8	8.45%	Class M-8	16.90%
	Class M-9	7.30%	Class M-9	14.60%

Senior Enhancement Percentage:

With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate certificate principal balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

CERTIFICATE RATES
Certificate Rates:	Each of the Offered Certificates will bear interest at a rate that adjusts monthly, equal to the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the related Net WAC Cap.
Group 1 Net WAC Cap:

With respect to any Distribution Date and the Group 1 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 1 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Group 2 Net WAC Cap:

With respect to any Distribution Date and the Group 2 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 2 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Subordinate Net WAC Cap:

With respect to any Distribution Date and each class of Subordinate Certificates will be a rate per annum equal to the weighted average of (i) the Group 1 Net WAC Cap and (ii) the Group 2 Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

Group Subordinate Amount:

For each Home Equity Loan Group and any Distribution Date, will be the excess, if any, of the aggregate Loan Balance of the related Home Equity Loan Group as of the first day of the related Remittance Period, over the aggregate certificate principal balance of the Senior Certificates related to such Home Equity Loan Group immediately prior to such Distribution Date.

Net Coupon Rate:

For any Group 1 or Group 2 Home Equity Loan, will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the servicing fee accrues and (2) the rate at which the Trustee fee accrues (expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans, as applicable).

Group 1 Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for the Group 1 Certificates is based on the Group 1 Net WAC Cap, the Group 1 Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group 1 Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Group 1 Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 1 Net WAC Cap over (2) the amount of interest payable on such class at the Certificate Rate for such class for the Distribution Date and (B) the Group 1 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the Group 1 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap).

Group 2 Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Group 2 Certificates is based on the Group 2 Net WAC Cap, the applicable Group 2 Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group 2 Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Group 2 Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group 2 Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 2 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 2 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group 2 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 2 Net WAC Cap).

Subordinate Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Subordinate Certificates is based on the Subordinate Net WAC Cap, the applicable Subordinate Certificateholders will be entitled to receive on subsequent Distribution Dates the related Subordinate Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Subordinate Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Subordinate Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Subordinate Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Subordinate Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Subordinate Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Subordinate Net WAC Cap).

Net WAC Cap Carryover Reserve Account:

On the Closing Date, the Trustee will establish an account (the “Net WAC Cap Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause 16 under “DISTRIBUTIONS” below.

Swap Expense Fee Rate:

With respect to each Distribution Date, a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

DISTRIBUTIONS

On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the certificate account with respect to the Home Equity Loans, which shall be net of the servicing fee, and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

A.  With respect to funds in the certificate account received with respect to Home Equity Loan Group 1:

1.  To the Trustee, the Trustee fee and any Transition Expenses for Home Equity Loan Group 1.

2.  Concurrently, to the Group 1 Certificates, the related Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Distribution Date.

3.  The remaining amount pursuant to clause C. below.

B.  With respect to funds in the certificate account received with respect to Home Equity Loan Group 2:

1.  To the Trustee, the Trustee fee and any Transition Expenses for Home Equity Loan Group 2.

2.  Concurrently, to each class of Group 2 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group 2 Certificates.

3.  The remaining amount pursuant to clause C. below.

C.  With respect to any remaining amounts in the certificate account received with respect to Home Equity Loan Group 1 and Home Equity Loan Group 2:

1.  Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

2.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

3.

To the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

(i) To the Group 1 Certificates, the Group 1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

(ii) To the Group 2 Certificates, the Group 2 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

(iii) To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

(iv) To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

4.

To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

5.

To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

6.

To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

7.

To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

8.

To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

9.

To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

10.

To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

11.

To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

12.

To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

13.

To the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12 of this clause C.

14.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

15.

To the Net WAC Cap Carryover Reserve Account, the amounts required under the pooling and servicing agreement for distribution in accordance with subclauses 16 and 17 of this Clause C.

16.

Concurrently, (i) to the Group 1 Certificates, the Group 1 Net WAC Cap Carryover from and to the extent of amounts on deposit in the Net WAC Cap Carryover Reserve Account with respect to Group 1 and (ii) to the Group 2 Certificates, pro rata, the Group 2 Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account with respect to Group 2.

17.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Subordinate Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

18.

To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

19.

To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the pooling and servicing agreement to the extent not paid as Trustee fees or Transition Expenses pursuant to subclauses A.1 and B.1 above.

20.

To the holders of the Issuing Entity's residual certificates, the remainder as provided in the pooling and servicing agreement.

CERTAIN DEFINITIONS
Aggregate Principal Amount:	Means, as to any Distribution Date, the sum of the Basic Principal Amounts for each Home Equity Loan Group.
Basic Principal Amount:

With respect to the related Home Equity Loan Group and each Distribution Date shall be the sum of (without duplication):  (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the related Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by Nationstar Mortgage or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (C) any substitution amounts relating to principal, delivered by Nationstar Mortgage on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan, to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (D) all net liquidation proceeds, and all subsequent recoveries, actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the net liquidation proceeds or subsequent recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and (E) the principal portion of the proceeds received by the Trustee upon termination of the Issuing Entity.

Class Interest Carryover Shortfall:

Means, with respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the holders of the Certificates of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

Class M-1 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 55.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-2 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 59.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-3 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 67.60% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-4 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 71.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-5 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date and (b)  on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 75.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-6 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 78.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-7 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and (H) the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 80.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-8 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, and (I) the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 83.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-9 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and (J) the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 85.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class Monthly Interest Amount:

With respect to each class of Offered Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related interest accrual period at the related Certificate Rate on the certificate principal balance of the related Offered Certificates.  On any Distribution Date, the Offered Certificates are each subject to their related Net WAC Cap.

Class Principal Carryover Shortfall:

Means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the certificate principal balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of realized losses and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the certificate principal balance of such class of Subordinate Certificates resulting from subsequent recoveries.

Cumulative Loss Trigger Event:

Shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of subsequent recoveries with respect to the Home Equity Loans during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date

Loss Percentage

September 2009 to August 2010

1.65% for the first month, plus an additional 1/12th of 2.10% for each month thereafter.

September 2010 to August 2011

3.75% for the first month, plus an additional 1/12th of 2.45% for each month thereafter.

September 2011 to August 2012

6.20% for the first month, plus an additional 1/12th of 1.90% for each month thereafter.

September 2012 to August 2013

8.10% for the first month, plus an additional 1/12th of 1.30% for each month thereafter.

September 2013 and August 2014

9.40% for the first month, plus an additional 1/12th of 0.30% for each month thereafter.

September 2014 and therafter

9.70%.

Delinquency Amount:

Means, with respect to any Remittance Period, the sum, (a) the sum of, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure, and (4) REO properties, each as of the last day of such Remittance Period and (b) the sum of the aggregate principal balance of any Home Equity Loans which have been modified by the Servicer over the previous twelve months and the aggregate principal balance of Home Equity Loans which have been repurchased by the Seller from the Issuing Entity since the Closing Date.

Delinquency Event:	Shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds 32.26% of the Senior Enhancement Percentage.
Excess Interest:	Means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to subclauses 1 through 12 of Clause C under the caption "DISTRIBUTIONS" above.
Excess Overcollateralization Amount:

Means, with respect to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the Offered Certificates, over (y) the Required Overcollateralization Amount.

Group 1 Allocation Percentage:

Means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 1 Home Equity Loans, and the denominator of which is the aggregate Basic Principal Amount.

Group 1 Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the product of (i) the Principal Distribution Amount and (ii) the Group 1 Allocation Percentage and (2) the aggregate certificate principal balance of the Group 1 Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the excess, if any, of (x) the aggregate certificate principal balances of the Group 1 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 47.40% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the  Group 1 Home Equity Loans as of the last day of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the Cut-Off Date.

Group 2 Allocation Percentage:

Means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 2 Home Equity Loans, and the denominator of which is the aggregate Basic Principal Amount.

Group 2 Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the product of (i) the Principal Distribution Amount and (ii) the Group 2 Allocation Percentage and (2) the aggregate certificate principal balance of the Group 2 Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the excess, if any, of (x) the aggregate certificate principal balances of the Group 2 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 47.40% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the  Group 2 Home Equity Loans as of the last day of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the Cut-Off Date.

Loan Balance:

Means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.

Monthly Remittance Date:	Means the 18th day of each month, or if the 18th day is not a business day, the preceding business day.
Net Subordination Deficiency:	Means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.
OC Floor:	Means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.
Overcollateralization Amount:

Means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the related Remittance Period over (2) the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

Principal Distribution Amount:

Means, with respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balances of the Offered Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

Required Overcollateralization Amount:

Means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 7.30% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 7.30% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 14.60% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

Senior Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate certificate principal balance of the Senior Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balances of the Senior Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 47.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

60+ Delinquency Percentage (Rolling Three Month):

Means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

Stepdown Date:

Means the earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate certificate principal balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the September 2010 Distribution Date, and (B) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date, is at least equal to approximately 52.60%.

Subordination Deficiency:

Means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

Subordination Increase Amount:	Means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency for that Distribution Date and (2) the Excess Interest for that Distribution Date.
Swap Provider Trigger Event:

Means a Swap Termination Payment that is triggered upon: (i) an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party.

Transition Expenses:

Means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 during the term of the Issuing Entity).

Trigger Event:	Means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

SCHEDULED NOTIONAL AMOUNTS

FOR THE SWAP AGREEMENT*

Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)
09/25/07	$7,949,320.00	04/25/11	$2,108,026.40
10/25/07	$7,884,749.48	05/25/11	$2,056,525.77
11/25/07	$7,806,952.71	06/25/11	$2,006,270.02
12/25/07	$7,685,636.35	07/25/11	$1,957,229.25
01/25/08	$7,548,712.53	08/25/11	$1,909,374.29
02/25/08	$7,421,804.16	09/25/11	$1,862,676.66
03/25/08	$7,274,317.07	10/25/11	$1,817,108.58
04/25/08	$7,117,853.32	11/25/11	$1,772,642.91
05/25/08	$6,946,225.19	12/25/11	$1,729,253.17
06/25/08	$6,760,054.17	01/25/12	$1,686,913.51
07/25/08	$6,560,245.76	02/25/12	$1,645,598.71
08/25/08	$6,351,241.30	03/25/12	$1,605,284.14
09/25/08	$6,148,131.10	04/25/12	$1,565,945.75
10/25/08	$5,951,231.19	05/25/12	$1,527,560.09
11/25/08	$5,760,341.50	06/25/12	$1,490,104.26
12/25/08	$5,575,268.72	07/25/12	$1,453,555.90
01/25/09	$5,395,748.66	08/25/12	$1,417,898.30
02/25/09	$5,221,496.93	09/25/12	$1,383,104.85
03/25/09	$5,052,551.05	10/25/12	$1,349,154.77
04/25/09	$4,888,739.66	11/25/12	$1,316,027.79
05/25/09	$4,728,782.06	12/25/12	$1,283,704.09
06/25/09	$4,552,804.07	01/25/13	$1,252,164.35
07/25/09	$4,343,618.10	02/25/13	$1,221,389.72
08/25/09	$4,144,970.79	03/25/13	$1,191,361.78
09/25/09	$3,956,214.33	04/25/13	$1,162,062.57
10/25/09	$3,778,737.08	05/25/13	$1,133,474.53
11/25/09	$3,611,438.28	06/25/13	$1,105,580.56
12/25/09	$3,465,716.87	07/25/13	$1,078,363.93
01/25/10	$3,097,794.15	08/25/13	$1,051,808.35
02/25/10	$3,061,201.43	09/25/13	$1,025,898.44
03/25/10	$2,979,480.42	10/25/13	$1,000,618.09
04/25/10	$2,905,848.79	11/25/13	$975,952.14
05/25/10	$2,834,035.97	12/25/13	$951,885.79
06/25/10	$2,751,631.33	01/25/14	$928,404.59
07/25/10	$2,651,039.12	02/25/14	$905,494.43
08/25/10	$2,579,270.88	03/25/14	$883,141.56
09/25/10	$2,506,055.87	04/25/14	$861,332.54
10/25/10	$2,444,940.56	05/25/14	$840,054.26
11/25/10	$2,385,300.84	06/25/14	$819,293.92
12/25/10	$2,327,101.32	07/25/14	$799,039.03
01/25/11	$2,270,307.45	08/25/14	$779,277.40
02/25/11	$2,214,885.48	09/25/14	$759,998.90
03/25/11	$2,160,802.51

* Each notional amount is based on the characteristics of the Home Equity Loans as of the Cut-off Date.

ALL HOME EQUITY LOANS

		Minimum	Maximum
Scheduled Principal Balance	$857,531,521	$857	$1,040,000
Average Scheduled Principal Balance	$164,184
Number of Mortgage Loans	5,223

Weighted Average Gross Coupon	9.303%	6.000%	16.875%
Weighted Average FICO Score	596	402	839
Weighted Average Combined Original LTV	82.38%	11.18%	100.00%

Weighted Average Original Term	354 months	60 months	360 months
Weighted Average Stated Remaining Term	350 months	19 months	360 months
Weighted Average Seasoning	4 months	0 months	114 months

Weighted Average Gross Margin	6.911%	3.750%	11.450%
Weighted Average Minimum Interest Rate	9.121%	6.750%	14.500%
Weighted Average Maximum Interest Rate	16.121%	13.100%	21.500%
Weighted Average Initial Rate Cap	2.957%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.486%	1.000%	1.500%
Weighted Average Months to Roll	23 months	1 month	36 months

Maturity Date		Feb 18 2009	Aug 15 2037
Maximum Zip Code Concentration	0.25%	20744

ARM	35.78%	Full Documentation	75.88%
Fixed Rate	64.22%	Limited Documentation	8.72%
		No Income Verification	15.40%
2/28 6 MO LIBOR	13.77%
2/28 6 MO LIBOR 40/30 Balloon	9.54%	Cash Out Refinance	63.79%
2/28 6 MO LIBOR 50/30 Balloon	9.10%	Purchase	15.24%
3/27 6 MO LIBOR	1.48%	Rate/Term Refinance	20.97%
3/27 6 MO LIBOR 40/30 Balloon	1.06%
3/27 6 MO LIBOR 50/30 Balloon	0.58%	2 Units	1.15%
3/27 6 MO LIBOR IO	0.05%	3 Units	0.13%
6 MO LIBOR	0.20%	4 Units	0.10%
Fixed Rate	45.64%	Condominium	3.68%
Fixed Rate 30/15 Balloon	0.25%	Manufactured Housing	0.44%
Fixed Rate 40/30 Balloon	12.40%	PUD	13.31%
Fixed Rate 50/30 Balloon	5.93%	Single Family	78.90%
		Townhouse	2.30%
Interest Only	0.05%
Not Interest Only	99.95%	Investor	0.84%
		Primary	98.71%
No Prepay Penalty	39.92%	Second Home	0.45%
Prepay Penalty: 12 months	3.66%
Prepay Penalty: 24 months	11.13%	Top 5 States:
Prepay Penalty: 30 months	0.00%	Florida	12.95%
Prepay Penalty: 36 months	43.36%	California	12.35%
Prepay Penalty: 60 months	1.92%	Texas	10.99%
		Arizona	5.54%
First Lien	98.18%	Virginia	5.41%
Second Lien	1.82%

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	4	343,996.05	0.04%	9.859	331	76.64	606
Arizona	261	47,472,688.05	5.54%	8.993	357	83.34	600
Arkansas	18	1,611,924.85	0.19%	10.060	334	88.47	603
California	346	105,926,211.21	12.35%	8.575	357	82.44	608
Colorado	65	14,702,519.04	1.71%	8.835	356	87.35	602
Connecticut	73	15,448,686.34	1.80%	9.377	357	83.55	602
Delaware	34	6,416,769.28	0.75%	9.057	345	82.67	585
Florida	578	111,057,115.36	12.95%	8.979	355	83.17	600
Georgia	157	22,843,521.76	2.66%	9.988	349	84.86	590
Idaho	23	3,036,735.49	0.35%	9.256	349	82.21	596
Illinois	43	5,382,318.43	0.63%	9.872	323	87.40	596
Indiana	66	7,152,877.77	0.83%	9.388	352	85.98	593
Iowa	14	1,199,576.29	0.14%	10.904	338	88.87	571
Kansas	37	3,396,463.81	0.40%	10.528	335	87.61	597
Kentucky	61	6,575,745.98	0.77%	9.432	348	83.21	586
Louisiana	95	10,604,673.02	1.24%	9.611	335	81.67	583
Maine	20	2,978,340.19	0.35%	9.470	335	74.35	557
Maryland	189	43,730,530.62	5.10%	8.944	357	83.42	601
Massachusetts	101	24,054,965.44	2.81%	9.234	355	80.42	599
Michigan	68	7,712,820.70	0.90%	9.611	333	83.69	593
Minnesota	10	2,125,381.49	0.25%	9.902	353	85.81	600
Mississippi	53	2,303,292.51	0.27%	11.576	257	81.70	546
Missouri	78	7,044,013.05	0.82%	10.435	322	86.89	572
Montana	13	2,998,038.00	0.35%	8.959	358	84.30	604
Nebraska	15	1,041,456.93	0.12%	10.179	325	83.57	572
Nevada	75	15,946,469.14	1.86%	9.109	357	84.52	603
New Hampshire	33	5,951,329.69	0.69%	9.338	353	82.37	599
New Jersey	189	40,476,490.55	4.72%	9.651	353	79.48	600
New Mexico	61	8,756,918.54	1.02%	9.995	348	85.20	584
New York	157	28,089,319.99	3.28%	9.691	352	78.04	587
North Carolina	169	20,957,363.29	2.44%	10.299	342	82.98	583
North Dakota	5	838,010.58	0.10%	9.878	327	83.85	587
Ohio	156	18,614,414.21	2.17%	10.396	336	84.15	579
Oklahoma	57	4,258,123.11	0.50%	9.785	328	83.29	592
Oregon	32	6,853,812.03	0.80%	8.663	358	84.06	607
Pennsylvania	236	29,743,012.21	3.47%	9.435	345	82.81	590
Rhode Island	17	3,286,560.78	0.38%	8.990	359	76.91	597
South Carolina	89	11,874,135.90	1.38%	10.015	342	81.64	576
South Dakota	7	845,476.69	0.10%	10.392	345	84.08	573
Tennessee	88	10,308,104.68	1.20%	10.012	330	88.38	588
Texas	885	94,276,371.51	10.99%	9.598	337	77.74	594
Utah	38	6,182,780.00	0.72%	9.548	353	84.92	590
Vermont	34	5,902,717.24	0.69%	9.677	358	81.34	596
Virginia	264	46,426,072.18	5.41%	9.159	355	82.56	593
Washington	148	33,528,287.05	3.91%	8.973	357	84.68	594
West Virginia	19	1,731,112.73	0.20%	10.064	328	84.96	576
Wisconsin	36	4,631,029.12	0.54%	9.948	346	82.96	590
Wyoming	6	892,948.07	0.10%	8.825	348	83.44	573
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	247	24,438,997.42	2.85%	9.444	338	37.73	592
50.00- 54.99	86	9,441,307.73	1.10%	9.359	342	52.56	587
55.00- 59.99	117	14,632,058.69	1.71%	8.952	339	57.42	585
60.00- 64.99	166	22,732,757.26	2.65%	9.054	343	62.11	587
65.00- 69.99	251	33,870,860.91	3.95%	9.125	339	67.10	593
70.00- 74.99	342	48,296,447.96	5.63%	9.359	345	71.72	584
75.00- 79.99	554	79,932,561.67	9.32%	9.233	348	76.55	584
80.00	587	77,988,148.81	9.09%	9.398	341	80.00	599
80.01- 84.99	493	88,123,321.73	10.28%	9.086	353	81.72	587
85.00- 89.99	746	134,899,106.06	15.73%	9.331	352	86.26	591
90.00- 94.99	1,039	206,241,884.34	24.05%	9.325	354	90.60	594
95.00- 99.99	392	85,023,189.01	9.91%	9.342	356	96.00	620
100.00	203	31,910,879.36	3.72%	9.803	356	100.00	647
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	3	189,584.94	0.02%	6.152	284	75.71	538
6.500 - 6.999	83	20,805,544.23	2.43%	6.918	353	78.90	642
7.000 - 7.499	225	52,296,398.32	6.10%	7.274	351	78.32	631
7.500 - 7.999	458	101,583,500.94	11.85%	7.804	351	81.03	618
8.000 - 8.499	468	93,009,180.94	10.85%	8.273	353	82.58	611
8.500 - 8.999	695	138,087,078.05	16.10%	8.757	354	83.42	602
9.000 - 9.499	506	95,536,289.88	11.14%	9.249	354	84.49	599
9.500 - 9.999	694	119,709,460.13	13.96%	9.757	354	84.26	592
10.000 -10.499	484	76,254,514.27	8.89%	10.248	354	82.37	575
10.500 -10.999	466	63,685,942.58	7.43%	10.741	346	82.83	565
11.000 -11.499	224	25,742,252.03	3.00%	11.235	338	81.73	550
11.500 -11.999	315	29,686,797.28	3.46%	11.762	332	77.61	557
12.000 -12.499	203	18,194,638.25	2.12%	12.215	342	77.90	550
12.500 -12.999	146	9,915,519.39	1.16%	12.706	307	83.47	564
13.000 -13.499	89	4,585,957.75	0.53%	13.245	303	84.33	598
13.500 -13.999	85	4,449,589.98	0.52%	13.765	288	84.57	578
14.000 -14.499	50	2,516,567.64	0.29%	14.185	317	89.76	594
14.500 -14.999	18	793,576.80	0.09%	14.670	281	80.55	540
15.000 -15.499	6	215,811.02	0.03%	15.239	254	73.24	542
15.500 -15.999	3	113,635.64	0.01%	15.761	299	90.28	502
16.500 -16.999	2	159,680.89	0.02%	16.821	295	77.85	522
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	441	15,207,617.97	1.77%	12.134	249	81.16	563
50,000.01 - 100,000.00	1,425	111,210,664.90	12.97%	10.311	332	74.88	584
100,000.01 - 150,000.00	1,180	145,383,974.12	16.95%	9.652	348	78.87	587
150,000.01 - 200,000.00	721	125,476,224.38	14.63%	9.302	353	81.53	591
200,000.01 - 250,000.00	495	110,076,982.81	12.84%	8.983	356	83.57	597
250,000.01 - 300,000.00	330	90,406,767.69	10.54%	8.990	357	85.56	599
300,000.01 - 350,000.00	225	72,670,072.96	8.47%	8.887	357	86.43	604
350,000.01 - 400,000.00	127	47,431,007.79	5.53%	8.885	358	84.74	602
400,000.01 - 450,000.00	95	40,214,623.47	4.69%	8.601	359	86.46	610
450,000.01 - 500,000.00	74	35,169,168.30	4.10%	8.628	357	85.57	609
500,000.01 - 550,000.00	51	26,742,046.48	3.12%	8.629	359	87.71	616
550,000.01 - 600,000.00	24	13,726,039.36	1.60%	8.867	359	88.86	616
600,000.01 - 650,000.00	16	9,933,990.27	1.16%	8.950	359	89.90	629
650,000.01 - 700,000.00	10	6,805,891.74	0.79%	8.553	359	86.55	611
700,000.01 - 750,000.00	6	4,354,945.13	0.51%	8.383	349	86.91	601
750,000.01 - 800,000.00	1	784,541.08	0.09%	7.500	354	100.00	619
850,000.01 - 900,000.00	1	896,962.50	0.10%	7.750	359	85.43	644
1,000,000.01+	1	1,040,000.00	0.12%	8.890	359	80.00	604
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	40	9,852,673.11	1.15%	9.176	356	79.47	620
3 Units	4	1,110,207.13	0.13%	10.387	359	82.33	569
4 Units	4	842,146.09	0.10%	10.391	334	66.59	590
Condominium	169	31,522,383.89	3.68%	9.006	356	83.70	614
Manufactured Housing	43	3,784,994.37	0.44%	10.707	321	75.37	610
PUD	533	114,097,477.77	13.31%	9.008	353	85.57	605
Single Family	4,330	676,579,838.13	78.90%	9.355	349	81.75	593
Townhouse	100	19,741,800.46	2.30%	9.388	356	86.93	598
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	1	89,805.16	0.01%	9.370	58	65.00	529
84	1	76,307.76	0.01%	7.790	83	41.62	615
96	1	65,000.00	0.01%	9.370	95	61.32	594
108	1	23,891.48	0.00%	6.990	106	41.81	572
120	31	1,882,939.91	0.22%	9.488	113	62.40	595
132	2	192,846.65	0.02%	8.562	131	59.33	629
144	2	140,546.98	0.02%	9.140	143	62.57	597
168	1	83,000.00	0.01%	8.010	168	36.09	681
180	192	12,623,128.99	1.47%	9.998	153	73.08	587
192	2	213,733.89	0.02%	11.782	191	89.70	595
216	3	325,601.46	0.04%	8.962	215	67.96	638
228	1	44,197.37	0.01%	10.250	163	75.00	458
230	1	177,500.00	0.02%	8.120	230	52.99	646
240	144	12,943,095.65	1.51%	9.156	226	73.95	598
252	1	46,410.86	0.01%	6.990	250	78.81	568
258	1	157,500.00	0.02%	8.380	258	78.75	721
264	1	56,413.50	0.01%	9.610	264	86.79	554
276	1	34,152.82	0.00%	7.250	274	29.78	584
283	1	95,311.05	0.01%	9.180	281	50.23	586
288	2	175,292.90	0.02%	7.705	288	48.30	661
300	38	4,849,363.65	0.57%	8.813	296	74.31	611
336	2	352,800.00	0.04%	7.615	335	78.26	645
360	4,793	822,882,680.87	95.96%	9.299	356	82.80	596
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	11	228,079.20	0.03%	10.946	42	70.43	525
61-120	130	5,896,597.59	0.69%	10.909	103	73.72	553
121-180	144	11,086,855.42	1.29%	9.588	173	71.21	600
181-240	102	11,868,702.81	1.38%	8.851	237	72.74	608
241-300	479	32,507,271.78	3.79%	11.060	277	81.13	548
301-360	4,357	795,944,014.15	92.82%	9.222	359	82.80	598
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	1,566	281,132,584.58	32.78%	9.284	354	82.73	598
1-6	3,021	539,401,068.29	62.90%	9.173	354	82.22	599
7-12	13	1,993,525.94	0.23%	8.896	350	79.88	563
13-18	7	947,662.33	0.11%	9.912	345	82.79	482
19-24	2	145,284.86	0.02%	8.699	339	87.37	489
25-30	1	65,848.27	0.01%	12.600	334	90.00	426
31-36	2	196,368.44	0.02%	9.470	325	68.90	445
61-66	55	3,431,444.88	0.40%	10.716	269	78.27	552
67-72	54	2,767,653.52	0.32%	11.535	248	78.63	517
73-78	75	3,685,101.14	0.43%	11.838	250	80.86	526
79-84	61	3,998,845.90	0.47%	11.346	242	83.71	532
85-90	91	4,617,058.30	0.54%	11.939	236	83.35	527
91-96	127	7,213,122.74	0.84%	11.633	241	83.37	527
97-102	94	5,051,374.00	0.59%	11.642	238	82.92	545
103-108	47	2,531,486.48	0.30%	11.448	235	83.53	553
109-114	7	353,091.28	0.04%	11.842	201	82.27	507
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	79	7,160,723.28	0.84%	10.832	340	72.96	601
Primary	5,109	846,494,256.31	98.71%	9.288	350	82.52	596
Second Home	35	3,876,541.36	0.45%	9.764	343	69.77	600
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,961	841,922,616.91	98.18%	9.238	350	82.27	595
Second Lien	262	15,608,904.04	1.82%	12.835	336	88.44	638
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	4,181	650,714,848.43	75.88%	9.251	349	83.48	592
Limited Documentation	391	74,741,543.61	8.72%	9.283	352	81.35	607
No Income Verification	651	132,075,128.91	15.40%	9.574	354	77.55	609
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Unknown	5	1,422,211.27	0.17%	8.199	353	97.71	640
A+	1,106	232,978,474.97	27.17%	8.649	354	86.19	631
A1	1,937	337,074,476.72	39.31%	8.951	350	83.29	607
A2	1,146	164,722,069.31	19.21%	9.741	346	80.36	566
B	614	77,732,699.22	9.06%	10.662	348	76.95	530
C1	254	25,796,315.39	3.01%	11.285	339	73.88	548
C2	127	13,966,297.41	1.63%	11.714	340	69.99	544
D	34	3,838,976.66	0.45%	12.024	348	63.70	565
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	2	107,100.46	0.01%	12.520	338	84.32	0
400-499	217	14,236,966.80	1.66%	11.619	263	79.97	468
500-524	454	59,845,018.04	6.98%	10.762	348	78.32	512
525-549	630	88,625,934.22	10.34%	10.135	348	78.51	537
550-574	707	112,388,914.16	13.11%	9.467	352	81.21	562
575-599	926	160,072,120.50	18.67%	9.141	353	80.94	587
600-624	948	182,184,520.60	21.25%	8.919	353	85.04	611
625-649	697	131,501,499.99	15.33%	8.855	352	85.17	637
650-674	374	63,997,348.75	7.46%	8.878	351	84.37	659
675-699	146	26,542,021.97	3.10%	8.725	350	83.17	686
700+	122	18,030,075.46	2.10%	8.458	348	81.39	731
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	678	118,087,052.74	13.77%	9.625	355	83.35	581
2/28 6 MO LIBOR 40/30 Balloon	309	81,767,165.49	9.54%	8.893	359	86.24	604
2/28 6 MO LIBOR 50/30 Balloon	251	78,057,968.63	9.10%	8.616	359	90.34	630
3/27 6 MO LIBOR	67	12,696,995.64	1.48%	9.846	356	84.85	585
3/27 6 MO LIBOR 40/30 Balloon	34	9,108,609.30	1.06%	9.123	358	86.97	605
3/27 6 MO LIBOR 50/30 Balloon	16	4,966,072.30	0.58%	8.200	359	89.55	627
3/27 6 MO LIBOR IO	2	427,847.56	0.05%	9.637	354	87.11	631
6 MO LIBOR	21	1,678,583.90	0.20%	11.787	278	85.11	556
Fixed Rate	3,182	391,364,624.75	45.64%	9.670	342	78.39	586
Fixed Rate 30/15 Balloon	32	2,139,836.50	0.25%	11.659	103	81.23	521
Fixed Rate 40/30 Balloon	440	106,350,728.13	12.40%	8.861	359	84.52	604
Fixed Rate 50/30 Balloon	191	50,886,036.01	5.93%	8.198	359	85.70	621
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Prepay Penalty	2,298	342,324,848.09	39.92%	9.637	348	81.35	597
Prepay Penalty: 12 months	153	31,395,124.52	3.66%	9.526	353	80.25	594
Prepay Penalty: 24 months	411	95,449,624.83	11.13%	8.880	358	88.18	607
Prepay Penalty: 30 months	1	20,241.38	0.00%	14.990	102	84.96	485
Prepay Penalty: 36 months	2,081	371,838,214.83	43.36%	8.995	354	82.00	595
Prepay Penalty: 60 months	279	16,503,467.30	1.92%	11.340	242	82.88	532
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	3,616	546,983,737.05	63.79%	9.314	348	79.42	593
Purchase	653	130,704,883.58	15.24%	9.198	354	89.85	616
Rate/Term Refinance	954	179,842,900.32	20.97%	9.346	353	85.94	591
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	195	22,508,614.15	2.62%	9.509	343	74.62	596
20.01 -25.00	223	26,639,185.00	3.11%	9.340	333	76.36	601
25.01 -30.00	391	48,078,261.32	5.61%	9.312	340	78.04	599
30.01 -35.00	511	70,310,756.07	8.20%	9.334	343	79.37	596
35.01 -40.00	713	105,078,065.67	12.25%	9.422	348	81.22	595
40.01 -45.00	1,063	176,356,316.84	20.57%	9.275	350	81.87	596
45.01 -50.00	1,458	269,721,415.67	31.45%	9.333	353	84.43	595
50.01 -55.00	609	121,235,324.04	14.14%	9.214	355	84.90	594
55.01 -60.00	57	17,051,525.45	1.99%	8.524	359	88.57	612
60.01+	3	552,056.74	0.06%	10.507	360	88.45	560
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,378	306,790,295.56	35.78%	9.156	357	86.18	601
Fixed Rate	3,845	550,741,225.39	64.22%	9.385	346	80.26	593
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	2	427,847.56	0.05%	9.637	354	87.11	631
Not Interest Only	5,221	857,103,673.39	99.95%	9.303	350	82.38	596
Total	5,223	857,531,520.95	100.00%	9.303	350	82.38	596

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.500 - 3.999	2	384,854.50	0.13%	7.171	343	80.88	601
4.000 - 4.499	8	1,700,955.01	0.55%	7.344	346	79.50	604
4.500 - 4.999	32	7,279,237.22	2.37%	7.203	354	79.06	630
5.000 - 5.499	51	13,868,421.89	4.52%	7.520	357	82.99	615
5.500 - 5.999	138	33,283,090.91	10.85%	8.053	355	86.10	617
6.000 - 6.499	170	41,221,238.93	13.44%	8.451	356	86.43	604
6.500 - 6.999	235	51,649,684.24	16.84%	8.951	357	87.04	599
7.000 - 7.499	325	66,884,616.17	21.80%	9.574	358	85.03	592
7.500 - 7.999	286	60,771,037.82	19.81%	9.938	358	87.34	596
8.000 - 8.499	79	22,016,963.45	7.18%	10.227	356	88.71	604
8.500 - 8.999	27	4,600,950.02	1.50%	10.853	353	88.97	594
9.000 - 9.499	9	1,348,800.21	0.44%	12.018	341	88.77	576
9.500 - 9.999	6	571,679.21	0.19%	12.369	341	81.37	538
10.000 -10.499	6	887,681.95	0.29%	12.231	350	83.49	607
10.500 -10.999	1	79,169.88	0.03%	15.875	295	90.00	485
11.000 -11.499	3	241,914.15	0.08%	14.839	295	75.18	520
Total	1,378	306,790,295.56	100.00%	9.156	357	86.18	601

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.500 - 6.999	32	10,249,054.02	3.34%	6.852	358	80.41	635
7.000 - 7.499	46	12,339,508.22	4.02%	7.297	358	83.44	626
7.500 - 7.999	114	31,533,075.71	10.28%	7.834	358	86.83	621
8.000 - 8.499	131	33,519,885.38	10.93%	8.281	359	87.07	614
8.500 - 8.999	220	55,216,259.93	18.00%	8.799	357	87.43	604
9.000 - 9.499	190	44,780,808.23	14.60%	9.270	358	87.55	605
9.500 - 9.999	250	53,735,636.25	17.52%	9.784	358	87.16	603
10.000 -10.499	195	37,623,382.00	12.26%	10.258	358	83.27	578
10.500 -10.999	123	18,983,959.44	6.19%	10.824	352	84.71	560
11.000 -11.499	31	4,372,090.29	1.43%	11.531	337	86.75	543
11.500 -11.999	24	2,744,029.66	0.89%	12.197	322	85.86	557
12.000 -12.499	8	859,895.56	0.28%	12.394	337	91.37	564
12.500 -12.999	8	507,581.43	0.17%	13.570	282	77.33	523
13.000 -13.499	2	128,536.02	0.04%	13.308	326	69.04	590
13.500 -13.999	3	149,005.71	0.05%	14.608	263	77.97	464
14.500 -14.999	1	47,587.71	0.02%	14.750	269	75.00	452
Total	1,378	306,790,295.56	100.00%	9.156	357	86.18	601

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	1	184,401.52	0.06%	7.100	355	99.95	639
13.500 -13.999	32	10,249,054.02	3.34%	6.852	358	80.41	635
14.000 -14.499	44	12,083,025.75	3.94%	7.301	359	83.12	627
14.500 -14.999	114	31,533,075.71	10.28%	7.834	358	86.83	621
15.000 -15.499	131	33,519,885.38	10.93%	8.281	359	87.07	614
15.500 -15.999	220	55,216,259.93	18.00%	8.799	357	87.43	604
16.000 -16.499	190	44,780,808.23	14.60%	9.270	358	87.55	605
16.500 -16.999	250	53,556,551.82	17.46%	9.786	358	87.22	603
17.000 -17.499	196	37,894,451.11	12.35%	10.255	358	83.25	578
17.500 -17.999	122	18,891,974.76	6.16%	10.824	352	84.63	560
18.000 -18.499	32	4,444,171.24	1.45%	11.462	336	86.88	541
18.500 -18.999	24	2,744,029.66	0.89%	12.197	322	85.86	557
19.000 -19.499	8	859,895.56	0.28%	12.394	337	91.37	564
19.500 -19.999	8	507,581.43	0.17%	13.570	282	77.33	523
20.000 -20.499	2	128,536.02	0.04%	13.308	326	69.04	590
20.500 -20.999	3	149,005.71	0.05%	14.608	263	77.97	464
21.000+	1	47,587.71	0.02%	14.750	269	75.00	452
Total	1,378	306,790,295.56	100.00%	9.156	357	86.18	601

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	20	1,406,583.90	0.46%	12.150	263	85.13	538
1.500	16	2,667,782.43	0.87%	9.501	355	90.76	606
2.000	81	6,493,873.67	2.12%	11.565	285	82.57	526
3.000	1,261	296,222,055.56	96.56%	9.086	359	86.22	603
Total	1,378	306,790,295.56	100.00%	9.156	357	86.18	601

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	108	8,391,448.78	2.74%	11.848	283	81.19	525
1.500	1,270	298,398,846.78	97.26%	9.081	359	86.32	603
Total	1,378	306,790,295.56	100.00%	9.156	357	86.18	601

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/15/07	11	778,734.41	0.25%	12.863	273	78.07	564
08/18/07	1	40,133.36	0.01%	12.375	259	83.15	484
09/01/07	17	1,257,527.84	0.41%	12.754	288	77.68	516
09/15/07	3	284,208.21	0.09%	12.016	266	87.38	492
10/01/07	5	411,670.95	0.13%	11.592	277	86.17	514
10/15/07	4	186,075.15	0.06%	11.209	267	76.61	504
11/01/07	7	549,163.55	0.18%	12.610	267	84.32	518
11/10/07	1	63,126.87	0.02%	10.375	268	83.81	532
11/15/07	4	275,319.67	0.09%	11.593	262	82.44	560
12/01/07	16	1,222,580.10	0.40%	11.534	269	83.94	514
12/15/07	9	526,583.23	0.17%	11.364	265	82.33	528
01/01/08	9	621,681.01	0.20%	11.927	274	86.98	505
01/15/08	6	734,945.59	0.24%	11.186	305	85.21	557
01/26/08	1	52,717.60	0.02%	13.375	270	90.00	550
02/01/08	12	909,022.27	0.30%	11.894	287	83.56	486
04/01/08	1	119,035.37	0.04%	10.060	344	70.49	446
04/15/08	1	254,024.25	0.08%	10.060	345	90.49	504
05/01/08	2	384,754.86	0.13%	8.812	345	77.58	463
08/01/08	1	239,364.70	0.08%	8.380	348	40.00	559
10/01/08	2	329,379.60	0.11%	8.448	350	86.39	483
11/01/08	1	168,492.02	0.05%	10.000	351	80.49	548
01/15/09	1	108,779.84	0.04%	8.500	354	81.49	458
02/01/09	1	129,048.78	0.04%	9.350	354	88.17	615
03/01/09	5	855,176.82	0.28%	8.920	355	89.77	599
04/01/09	12	2,499,111.61	0.81%	9.120	356	89.01	602
04/15/09	7	2,050,916.97	0.67%	8.997	357	92.91	630
05/01/09	32	7,446,475.83	2.43%	8.309	357	91.17	631
05/14/09	1	64,938.17	0.02%	9.680	358	84.97	580
05/15/09	120	22,949,851.93	7.48%	8.960	358	83.15	602
06/01/09	342	81,738,475.73	26.64%	9.080	358	86.01	603
06/15/09	80	16,992,064.92	5.54%	9.041	359	84.45	598
07/01/09	290	69,600,877.27	22.69%	9.082	359	86.89	606
07/15/09	48	10,934,186.60	3.56%	9.298	360	86.08	597
08/01/09	211	55,343,886.47	18.04%	9.117	360	86.84	603
08/15/09	1	129,026.28	0.04%	10.560	349	56.80	484
11/01/09	1	327,287.41	0.11%	7.790	351	80.00	531
12/01/09	1	192,766.40	0.06%	6.840	352	100.00	560
02/01/10	4	884,385.17	0.29%	9.066	354	87.66	602
03/01/10	6	1,214,312.71	0.40%	9.141	355	89.76	617
04/01/10	5	831,920.51	0.27%	9.609	356	90.44	596
05/01/10	4	1,199,921.12	0.39%	9.513	357	73.42	568
05/15/10	14	3,733,941.62	1.22%	9.780	358	85.72	601
06/01/10	25	5,793,226.51	1.89%	9.378	358	85.34	592
06/15/10	4	852,251.79	0.28%	9.352	359	89.35	620
07/01/10	18	3,738,572.99	1.22%	8.745	359	87.19	612
07/15/10	2	419,500.00	0.14%	9.366	360	87.15	628
08/01/10	29	7,350,851.50	2.40%	9.261	360	88.96	611
Total	1,378	306,790,295.56	100.00%	9.156	357	86.18	601

GROUP 1 HOME EQUITY LOANS

		Minimum	Maximum
Scheduled Principal Balance	$734,430,196	$857	$519,527
Average Scheduled Principal Balance	$148,310
Number of Mortgage Loans	4,952

Weighted Average Gross Coupon	9.394%	6.000%	16.875%
Weighted Average FICO Score	593	402	839
Weighted Average Combined Original LTV	81.56%	11.18%	100.00%

Weighted Average Original Term	354 months	60 months	360 months
Weighted Average Stated Remaining Term	349 months	19 months	360 months
Weighted Average Seasoning	5 months	0 months	114 months

Weighted Average Gross Margin	6.930%	3.750%	11.450%
Weighted Average Minimum Interest Rate	9.190%	6.750%	14.500%
Weighted Average Maximum Interest Rate	16.190%	13.100%	21.500%
Weighted Average Initial Rate Cap	2.946%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.483%	1.000%	1.500%
Weighted Average Months to Roll	23 months	1 month	36 months

Maturity Date		Feb 18 2009	Aug 15 2037
Maximum Zip Code Concentration	0.24%	20748

ARM	33.79%	Full Documentation	77.34%
Fixed Rate	66.21%	Limited Documentation	8.07%
		No Income Verification	14.59%
2/28 6 MO LIBOR	14.23%
2/28 6 MO LIBOR 40/30 Balloon	8.98%	Cash Out Refinance	65.85%
2/28 6 MO LIBOR 50/30 Balloon	7.36%	Purchase	13.65%
3/27 6 MO LIBOR	1.40%	Rate/Term Refinance	20.50%
3/27 6 MO LIBOR 40/30 Balloon	1.07%
3/27 6 MO LIBOR 50/30 Balloon	0.46%	2 Units	1.19%
3/27 6 MO LIBOR IO	0.06%	3 Units	0.15%
6 MO LIBOR	0.23%	4 Units	0.11%
Fixed Rate	48.92%	Condominium	3.68%
Fixed Rate 30/15 Balloon	0.29%	Manufactured Housing	0.52%
Fixed Rate 40/30 Balloon	11.72%	PUD	12.03%
Fixed Rate 50/30 Balloon	5.29%	Single Family	79.77%
		Townhouse	2.54%
Interest Only	0.06%
Not Interest Only	99.94%	Investor	0.98%
		Primary	98.50%
No Prepay Penalty	40.08%	Second Home	0.53%
Prepay Penalty: 12 months	3.31%
Prepay Penalty: 24 months	10.86%	Top 5 States:
Prepay Penalty: 30 months	0.00%	Florida	13.47%
Prepay Penalty: 36 months	43.50%	Texas	12.50%
Prepay Penalty: 60 months	2.25%	California	8.73%
		Arizona	6.12%
First Lien	98.37%	Virginia	5.55%
Second Lien	1.63%

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	4	343,996.05	0.05%	9.859	331	76.64	606
Arizona	252	44,919,094.33	6.12%	8.961	357	83.18	600
Arkansas	18	1,611,924.85	0.22%	10.060	334	88.47	603
California	259	64,093,856.54	8.73%	8.705	357	79.06	602
Colorado	60	12,440,415.61	1.69%	8.806	356	86.52	604
Connecticut	71	13,740,436.34	1.87%	9.439	357	83.51	600
Delaware	33	5,846,769.28	0.80%	8.970	344	81.47	585
Florida	553	98,912,927.23	13.47%	9.024	355	83.05	598
Georgia	150	19,735,278.89	2.69%	10.127	348	84.03	585
Idaho	23	3,036,735.49	0.41%	9.256	349	82.21	596
Illinois	42	4,904,573.06	0.67%	9.975	319	87.14	591
Indiana	66	7,152,877.77	0.97%	9.388	352	85.98	593
Iowa	14	1,199,576.29	0.16%	10.904	338	88.87	571
Kansas	37	3,396,463.81	0.46%	10.528	335	87.61	597
Kentucky	61	6,575,745.98	0.90%	9.432	348	83.21	586
Louisiana	95	10,604,673.02	1.44%	9.611	335	81.67	583
Maine	19	2,512,976.13	0.34%	9.635	352	76.37	558
Maryland	161	31,142,582.33	4.24%	9.077	356	80.79	596
Massachusetts	94	20,334,805.80	2.77%	9.471	357	80.29	596
Michigan	67	7,288,166.34	0.99%	9.761	331	83.62	590
Minnesota	9	1,569,181.49	0.21%	9.733	351	84.33	596
Mississippi	53	2,303,292.51	0.31%	11.576	257	81.70	546
Missouri	77	6,426,767.59	0.88%	10.446	319	86.11	566
Montana	12	2,563,276.05	0.35%	8.882	359	84.18	599
Nebraska	15	1,041,456.93	0.14%	10.179	325	83.57	572
Nevada	69	14,161,739.13	1.93%	9.044	357	83.86	597
New Hampshire	31	5,039,565.25	0.69%	9.526	352	80.12	597
New Jersey	172	33,792,186.73	4.60%	9.713	352	78.25	599
New Mexico	58	8,051,256.52	1.10%	9.919	347	84.44	582
New York	142	22,032,968.24	3.00%	9.609	350	76.02	588
North Carolina	166	19,541,852.78	2.66%	10.388	341	82.54	582
North Dakota	5	838,010.58	0.11%	9.878	327	83.85	587
Ohio	155	18,104,352.11	2.47%	10.455	335	84.26	579
Oklahoma	57	4,258,123.11	0.58%	9.785	328	83.29	592
Oregon	30	6,110,722.59	0.83%	8.561	358	83.79	604
Pennsylvania	231	27,574,972.11	3.75%	9.433	344	82.44	587
Rhode Island	17	3,286,560.78	0.45%	8.990	359	76.91	597
South Carolina	85	10,006,816.21	1.36%	10.204	339	81.02	574
South Dakota	7	845,476.69	0.12%	10.392	345	84.08	573
Tennessee	84	8,383,117.76	1.14%	10.096	324	88.39	582
Texas	880	91,817,219.89	12.50%	9.626	336	77.56	594
Utah	36	5,267,496.87	0.72%	9.616	352	84.43	585
Vermont	33	5,302,802.01	0.72%	9.900	358	81.49	590
Virginia	251	40,760,398.82	5.55%	9.221	354	81.68	589
Washington	138	28,822,262.50	3.92%	9.005	356	83.89	595
West Virginia	19	1,731,112.73	0.24%	10.064	328	84.96	576
Wisconsin	35	4,110,385.14	0.56%	10.206	344	82.83	586
Wyoming	6	892,948.07	0.12%	8.825	348	83.44	573
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	246	23,964,133.88	3.26%	9.473	337	37.84	592
50.00- 54.99	86	9,441,307.73	1.29%	9.359	342	52.56	587
55.00- 59.99	117	14,632,058.69	1.99%	8.952	339	57.42	585
60.00- 64.99	161	20,436,375.10	2.78%	9.115	344	62.10	590
65.00- 69.99	249	33,000,862.79	4.49%	9.132	338	67.07	590
70.00- 74.99	333	43,906,555.96	5.98%	9.386	343	71.68	584
75.00- 79.99	543	74,762,635.39	10.18%	9.304	347	76.52	583
80.00	568	68,212,676.94	9.29%	9.561	339	80.00	596
80.01- 84.99	467	75,096,158.19	10.23%	9.208	352	81.73	587
85.00- 89.99	694	110,123,104.38	14.99%	9.479	351	86.24	584
90.00- 94.99	961	170,539,653.97	23.22%	9.435	353	90.57	591
95.00- 99.99	350	66,713,661.60	9.08%	9.359	356	96.12	620
100.00	177	23,601,011.71	3.21%	10.033	355	100.00	647
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	3	189,584.94	0.03%	6.152	284	75.71	538
6.500 - 6.999	68	13,256,447.97	1.80%	6.915	350	75.28	636
7.000 - 7.499	202	40,523,210.00	5.52%	7.265	348	76.74	633
7.500 - 7.999	420	80,996,988.05	11.03%	7.801	350	79.65	619
8.000 - 8.499	438	77,756,398.53	10.59%	8.277	352	81.64	611
8.500 - 8.999	643	111,502,145.35	15.18%	8.753	353	82.45	602
9.000 - 9.499	480	82,172,344.26	11.19%	9.255	354	83.72	596
9.500 - 9.999	675	110,048,795.55	14.98%	9.760	353	83.90	590
10.000 -10.499	472	69,881,967.26	9.52%	10.247	353	82.06	573
10.500 -10.999	453	56,790,972.49	7.73%	10.742	345	82.06	563
11.000 -11.499	223	25,299,252.03	3.44%	11.235	337	81.66	550
11.500 -11.999	308	28,224,159.41	3.84%	11.757	332	77.15	553
12.000 -12.499	193	17,324,600.90	2.36%	12.216	341	77.04	546
12.500 -12.999	140	9,285,197.38	1.26%	12.697	304	82.69	559
13.000 -13.499	81	3,898,214.94	0.53%	13.237	295	82.47	590
13.500 -13.999	78	3,777,375.67	0.51%	13.769	275	82.88	572
14.000 -14.499	46	2,219,837.25	0.30%	14.182	312	89.37	587
14.500 -14.999	18	793,576.80	0.11%	14.670	281	80.55	540
15.000 -15.499	6	215,811.02	0.03%	15.239	254	73.24	542
15.500 -15.999	3	113,635.64	0.02%	15.761	299	90.28	502
16.500 -16.999	2	159,680.89	0.02%	16.821	295	77.85	522
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	439	15,108,284.07	2.06%	12.124	248	81.10	563
50,000.01 - 100,000.00	1,399	109,206,278.13	14.87%	10.264	331	74.52	583
100,000.01 - 150,000.00	1,171	144,317,370.36	19.65%	9.630	348	78.74	587
150,000.01 - 200,000.00	718	124,995,132.74	17.02%	9.286	353	81.50	591
200,000.01 - 250,000.00	495	110,076,982.81	14.99%	8.983	356	83.57	597
250,000.01 - 300,000.00	330	90,406,767.69	12.31%	8.990	357	85.56	599
300,000.01 - 350,000.00	225	72,670,072.96	9.89%	8.887	357	86.43	604
350,000.01 - 400,000.00	127	47,431,007.79	6.46%	8.885	358	84.74	602
400,000.01 - 450,000.00	40	16,341,392.02	2.23%	8.639	359	87.61	616
450,000.01 - 500,000.00	5	2,353,881.04	0.32%	8.423	359	82.26	644
500,000.01 - 550,000.00	3	1,523,026.72	0.21%	9.956	359	85.66	634
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	38	8,767,470.77	1.19%	9.172	356	78.79	623
3 Units	4	1,110,207.13	0.15%	10.387	359	82.33	569
4 Units	4	842,146.09	0.11%	10.391	334	66.59	590
Condominium	158	27,055,267.54	3.68%	9.043	357	82.82	608
Manufactured Housing	43	3,784,994.37	0.52%	10.707	321	75.37	610
PUD	473	88,372,445.92	12.03%	9.109	352	84.34	601
Single Family	4,134	585,836,933.77	79.77%	9.447	347	81.01	590
Townhouse	98	18,660,730.74	2.54%	9.323	356	87.31	602
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	1	89,805.16	0.01%	9.370	58	65.00	529
84	1	76,307.76	0.01%	7.790	83	41.62	615
96	1	65,000.00	0.01%	9.370	95	61.32	594
108	1	23,891.48	0.00%	6.990	106	41.81	572
120	31	1,882,939.91	0.26%	9.488	113	62.40	595
132	2	192,846.65	0.03%	8.562	131	59.33	629
144	2	140,546.98	0.02%	9.140	143	62.57	597
168	1	83,000.00	0.01%	8.010	168	36.09	681
180	192	12,623,128.99	1.72%	9.998	153	73.08	587
192	1	65,000.00	0.01%	11.900	192	94.89	548
216	3	325,601.46	0.04%	8.962	215	67.96	638
228	1	44,197.37	0.01%	10.250	163	75.00	458
230	1	177,500.00	0.02%	8.120	230	52.99	646
240	142	12,411,347.84	1.69%	9.157	225	74.23	600
252	1	46,410.86	0.01%	6.990	250	78.81	568
258	1	157,500.00	0.02%	8.380	258	78.75	721
264	1	56,413.50	0.01%	9.610	264	86.79	554
276	1	34,152.82	0.00%	7.250	274	29.78	584
283	1	95,311.05	0.01%	9.180	281	50.23	586
288	2	175,292.90	0.02%	7.705	288	48.30	661
300	37	4,113,336.15	0.56%	8.961	295	74.09	606
336	2	352,800.00	0.05%	7.615	335	78.26	645
360	4,526	701,197,865.45	95.48%	9.393	356	82.00	593
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	11	228,079.20	0.03%	10.946	42	70.43	525
61-120	130	5,896,597.59	0.80%	10.909	103	73.72	553
121-180	144	11,086,855.42	1.51%	9.588	173	71.21	600
181-240	99	11,188,221.11	1.52%	8.798	237	72.80	610
241-300	478	31,771,244.28	4.33%	11.131	276	81.26	546
301-360	4,090	674,259,198.73	91.81%	9.305	359	81.97	595
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	1,485	243,076,639.56	33.10%	9.364	354	82.15	598
1-6	2,832	454,448,545.79	61.88%	9.252	354	81.22	596
7-12	12	1,900,668.84	0.26%	8.756	350	79.19	558
13-18	7	947,662.33	0.13%	9.912	345	82.79	482
19-24	2	145,284.86	0.02%	8.699	339	87.37	489
25-30	1	65,848.27	0.01%	12.600	334	90.00	426
31-36	2	196,368.44	0.03%	9.470	325	68.90	445
61-66	55	3,431,444.88	0.47%	10.716	269	78.27	552
67-72	54	2,767,653.52	0.38%	11.535	248	78.63	517
73-78	75	3,685,101.14	0.50%	11.838	250	80.86	526
79-84	61	3,998,845.90	0.54%	11.346	242	83.71	532
85-90	91	4,617,058.30	0.63%	11.939	236	83.35	527
91-96	127	7,213,122.74	0.98%	11.633	241	83.37	527
97-102	94	5,051,374.00	0.69%	11.642	238	82.92	545
103-108	47	2,531,486.48	0.34%	11.448	235	83.53	553
109-114	7	353,091.28	0.05%	11.842	201	82.27	507
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	79	7,160,723.28	0.98%	10.832	340	72.96	601
Primary	4,838	723,392,931.69	98.50%	9.378	349	81.71	593
Second Home	35	3,876,541.36	0.53%	9.764	343	69.77	600
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,730	722,472,708.36	98.37%	9.338	349	81.48	592
Second Lien	222	11,957,487.97	1.63%	12.815	331	86.66	638
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	3,989	568,002,515.91	77.34%	9.347	347	82.64	590
Limited Documentation	361	59,281,901.31	8.07%	9.379	352	80.37	605
No Income Verification	602	107,145,779.11	14.59%	9.655	353	76.50	605
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Unknown	3	544,813.09	0.07%	8.595	352	95.05	666
A+	998	182,736,071.77	24.88%	8.643	353	85.29	630
A1	1,812	283,255,391.36	38.57%	9.004	349	82.64	606
A2	1,123	153,022,515.29	20.84%	9.809	345	80.13	566
B	603	72,158,584.03	9.83%	10.716	347	76.73	530
C1	253	25,353,315.39	3.45%	11.286	339	73.68	548
C2	127	13,966,297.41	1.90%	11.714	340	69.99	544
D	33	3,393,207.99	0.46%	12.045	347	62.88	553
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	2	107,100.46	0.01%	12.520	338	84.32	0
400-499	217	14,236,966.80	1.94%	11.619	263	79.97	468
500-524	447	56,241,533.14	7.66%	10.816	347	77.93	512
525-549	616	81,525,995.21	11.10%	10.195	348	78.37	537
550-574	683	100,818,328.98	13.73%	9.570	351	80.85	562
575-599	887	140,437,767.48	19.12%	9.229	352	80.43	587
600-624	878	148,599,357.66	20.23%	8.940	352	84.07	611
625-649	625	102,878,046.11	14.01%	8.929	350	84.27	637
650-674	347	53,356,562.07	7.27%	8.841	350	83.29	660
675-699	133	20,719,895.73	2.82%	8.738	347	81.07	686
700+	117	15,508,642.69	2.11%	8.538	346	80.74	730
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	653	104,475,201.35	14.23%	9.681	354	82.70	577
2/28 6 MO LIBOR 40/30 Balloon	278	65,947,601.83	8.98%	8.929	359	86.11	605
2/28 6 MO LIBOR 50/30 Balloon	204	54,040,027.58	7.36%	8.584	359	90.00	627
3/27 6 MO LIBOR	62	10,282,874.12	1.40%	9.971	356	85.65	588
3/27 6 MO LIBOR 40/30 Balloon	32	7,879,609.36	1.07%	9.098	358	87.25	603
3/27 6 MO LIBOR 50/30 Balloon	13	3,415,026.10	0.46%	8.511	360	91.32	625
3/27 6 MO LIBOR IO	2	427,847.56	0.06%	9.637	354	87.11	631
6 MO LIBOR	21	1,678,583.90	0.23%	11.787	278	85.11	556
Fixed Rate	3,086	359,261,275.19	48.92%	9.719	341	77.75	585
Fixed Rate 30/15 Balloon	32	2,139,836.50	0.29%	11.659	103	81.23	521
Fixed Rate 40/30 Balloon	402	86,041,121.35	11.72%	8.951	359	84.14	604
Fixed Rate 50/30 Balloon	167	38,841,191.49	5.29%	8.267	359	85.34	624
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Prepay Penalty	2,186	294,363,955.76	40.08%	9.729	347	80.34	594
Prepay Penalty: 12 months	140	24,288,663.58	3.31%	9.635	351	78.56	593
Prepay Penalty: 24 months	380	79,781,184.38	10.86%	8.847	358	87.60	604
Prepay Penalty: 30 months	1	20,241.38	0.00%	14.990	102	84.96	485
Prepay Penalty: 36 months	1,966	319,472,683.93	43.50%	9.104	353	81.35	593
Prepay Penalty: 60 months	279	16,503,467.30	2.25%	11.340	242	82.88	532
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	3,469	483,619,298.70	65.85%	9.382	347	78.73	591
Purchase	590	100,245,322.21	13.65%	9.338	353	89.27	611
Rate/Term Refinance	893	150,565,575.42	20.50%	9.470	352	85.53	588
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	190	20,065,403.32	2.73%	9.633	343	73.79	594
20.01 -25.00	219	24,869,732.63	3.39%	9.405	332	75.17	599
25.01 -30.00	384	44,593,607.11	6.07%	9.348	339	77.29	597
30.01 -35.00	493	62,159,309.68	8.46%	9.427	341	78.72	593
35.01 -40.00	690	94,307,394.42	12.84%	9.485	347	80.88	593
40.01 -45.00	1,011	152,877,383.60	20.82%	9.347	349	81.07	593
45.01 -50.00	1,364	228,262,993.56	31.08%	9.419	352	83.92	592
50.01 -55.00	555	96,480,660.48	13.14%	9.335	353	84.00	590
55.01 -60.00	43	10,261,654.79	1.40%	8.713	359	86.08	606
60.01+	3	552,056.74	0.08%	10.507	360	88.45	560
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,265	248,146,771.80	33.79%	9.234	356	85.60	597
Fixed Rate	3,687	486,283,424.53	66.21%	9.476	345	79.50	591
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	2	427,847.56	0.06%	9.637	354	87.11	631
Not Interest Only	4,950	734,002,348.77	99.94%	9.394	349	81.56	593
Total	4,952	734,430,196.33	100.00%	9.394	349	81.56	593

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.500 - 3.999	2	384,854.50	0.16%	7.171	343	80.88	601
4.000 - 4.499	8	1,700,955.01	0.69%	7.344	346	79.50	604
4.500 - 4.999	29	5,870,328.42	2.37%	7.310	353	76.95	627
5.000 - 5.499	45	10,427,907.98	4.20%	7.600	356	81.78	616
5.500 - 5.999	123	24,984,772.38	10.07%	8.140	354	85.99	614
6.000 - 6.499	152	32,145,929.34	12.95%	8.510	355	86.24	602
6.500 - 6.999	215	41,771,557.04	16.83%	9.005	356	85.80	594
7.000 - 7.499	302	54,961,830.09	22.15%	9.632	357	84.48	589
7.500 - 7.999	274	54,753,375.65	22.06%	9.980	358	87.25	592
8.000 - 8.499	66	14,975,968.65	6.04%	10.250	355	87.92	597
8.500 - 8.999	25	3,562,547.34	1.44%	10.895	351	87.84	588
9.000 - 9.499	9	1,348,800.21	0.54%	12.018	341	88.77	576
9.500 - 9.999	6	571,679.21	0.23%	12.369	341	81.37	538
10.000 -10.499	5	365,181.95	0.15%	12.620	336	67.01	595
10.500 -10.999	1	79,169.88	0.03%	15.875	295	90.00	485
11.000 -11.499	3	241,914.15	0.10%	14.839	295	75.18	520
Total	1,265	248,146,771.80	100.00%	9.234	356	85.60	597

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.500 - 6.999	25	6,610,335.79	2.66%	6.852	358	76.46	630
7.000 - 7.499	41	9,875,334.97	3.98%	7.289	358	81.73	624
7.500 - 7.999	101	24,216,201.07	9.76%	7.831	358	87.43	623
8.000 - 8.499	116	25,984,249.59	10.47%	8.284	358	86.62	613
8.500 - 8.999	195	42,464,955.95	17.11%	8.819	356	86.44	603
9.000 - 9.499	170	34,502,771.05	13.90%	9.282	357	87.12	598
9.500 - 9.999	237	46,903,035.61	18.90%	9.788	358	86.96	601
10.000 -10.499	184	31,801,104.63	12.82%	10.258	357	82.55	572
10.500 -10.999	121	17,945,556.76	7.23%	10.830	352	84.24	557
11.000 -11.499	30	3,929,090.29	1.58%	11.566	335	86.93	543
11.500 -11.999	23	2,221,529.66	0.90%	12.252	313	83.71	543
12.000 -12.499	8	859,895.56	0.35%	12.394	337	91.37	564
12.500 -12.999	8	507,581.43	0.20%	13.570	282	77.33	523
13.000 -13.499	2	128,536.02	0.05%	13.308	326	69.04	590
13.500 -13.999	3	149,005.71	0.06%	14.608	263	77.97	464
14.500 -14.999	1	47,587.71	0.02%	14.750	269	75.00	452
Total	1,265	248,146,771.80	100.00%	9.234	356	85.60	597

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	1	184,401.52	0.07%	7.100	355	99.95	639
13.500 -13.999	25	6,610,335.79	2.66%	6.852	358	76.46	630
14.000 -14.499	39	9,618,852.50	3.88%	7.293	359	81.28	625
14.500 -14.999	101	24,216,201.07	9.76%	7.831	358	87.43	623
15.000 -15.499	116	25,984,249.59	10.47%	8.284	358	86.62	613
15.500 -15.999	195	42,464,955.95	17.11%	8.819	356	86.44	603
16.000 -16.499	170	34,502,771.05	13.90%	9.282	357	87.12	598
16.500 -16.999	237	46,723,951.18	18.83%	9.791	358	87.02	601
17.000 -17.499	185	32,072,173.74	12.92%	10.254	357	82.53	572
17.500 -17.999	120	17,853,572.08	7.19%	10.830	352	84.16	557
18.000 -18.499	31	4,001,171.24	1.61%	11.488	333	87.07	541
18.500 -18.999	23	2,221,529.66	0.90%	12.252	313	83.71	543
19.000 -19.499	8	859,895.56	0.35%	12.394	337	91.37	564
19.500 -19.999	8	507,581.43	0.20%	13.570	282	77.33	523
20.000 -20.499	2	128,536.02	0.05%	13.308	326	69.04	590
20.500 -20.999	3	149,005.71	0.06%	14.608	263	77.97	464
21.000+	1	47,587.71	0.02%	14.750	269	75.00	452
Total	1,265	248,146,771.80	100.00%	9.234	356	85.60	597

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	20	1,406,583.90	0.57%	12.150	263	85.13	538
1.500	16	2,667,782.43	1.08%	9.501	355	90.76	606
2.000	81	6,493,873.67	2.62%	11.565	285	82.57	526
3.000	1,148	237,578,531.80	95.74%	9.150	359	85.63	599
Total	1,265	248,146,771.80	100.00%	9.234	356	85.60	597

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	108	8,391,448.78	3.38%	11.848	283	81.19	525
1.500	1,157	239,755,323.02	96.62%	9.143	359	85.76	600
Total	1,265	248,146,771.80	100.00%	9.234	356	85.60	597

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/15/07	11	778,734.41	0.31%	12.863	273	78.07	564
08/18/07	1	40,133.36	0.02%	12.375	259	83.15	484
09/01/07	17	1,257,527.84	0.51%	12.754	288	77.68	516
09/15/07	3	284,208.21	0.11%	12.016	266	87.38	492
10/01/07	5	411,670.95	0.17%	11.592	277	86.17	514
10/15/07	4	186,075.15	0.07%	11.209	267	76.61	504
11/01/07	7	549,163.55	0.22%	12.610	267	84.32	518
11/10/07	1	63,126.87	0.03%	10.375	268	83.81	532
11/15/07	4	275,319.67	0.11%	11.593	262	82.44	560
12/01/07	16	1,222,580.10	0.49%	11.534	269	83.94	514
12/15/07	9	526,583.23	0.21%	11.364	265	82.33	528
01/01/08	9	621,681.01	0.25%	11.927	274	86.98	505
01/15/08	6	734,945.59	0.30%	11.186	305	85.21	557
01/26/08	1	52,717.60	0.02%	13.375	270	90.00	550
02/01/08	12	909,022.27	0.37%	11.894	287	83.56	486
04/01/08	1	119,035.37	0.05%	10.060	344	70.49	446
04/15/08	1	254,024.25	0.10%	10.060	345	90.49	504
05/01/08	2	384,754.86	0.16%	8.812	345	77.58	463
08/01/08	1	239,364.70	0.10%	8.380	348	40.00	559
10/01/08	2	329,379.60	0.13%	8.448	350	86.39	483
11/01/08	1	168,492.02	0.07%	10.000	351	80.49	548
01/15/09	1	108,779.84	0.04%	8.500	354	81.49	458
02/01/09	1	129,048.78	0.05%	9.350	354	88.17	615
03/01/09	5	855,176.82	0.34%	8.920	355	89.77	599
04/01/09	12	2,499,111.61	1.01%	9.120	356	89.01	602
04/15/09	5	1,162,173.50	0.47%	8.932	357	88.29	639
05/01/09	29	5,806,173.66	2.34%	8.479	357	88.88	631
05/14/09	1	64,938.17	0.03%	9.680	358	84.97	580
05/15/09	116	20,841,567.00	8.40%	9.030	358	82.48	598
06/01/09	307	64,030,158.14	25.80%	9.129	358	85.60	598
06/15/09	74	14,193,299.61	5.72%	9.181	359	83.44	592
07/01/09	262	54,576,908.64	21.99%	9.171	359	86.03	601
07/15/09	44	8,761,816.60	3.53%	9.167	360	86.35	601
08/01/09	190	44,235,282.47	17.83%	9.145	360	86.35	600
08/15/09	1	129,026.28	0.05%	10.560	349	56.80	484
11/01/09	1	327,287.41	0.13%	7.790	351	80.00	531
12/01/09	1	192,766.40	0.08%	6.840	352	100.00	560
02/01/10	4	884,385.17	0.36%	9.066	354	87.66	602
03/01/10	6	1,214,312.71	0.49%	9.141	355	89.76	617
04/01/10	5	831,920.51	0.34%	9.609	356	90.44	596
05/01/10	3	672,147.34	0.27%	9.012	357	80.81	588
05/15/10	12	2,573,916.94	1.04%	10.174	358	86.23	609
06/01/10	22	4,396,558.94	1.77%	9.556	358	84.97	586
06/15/10	3	368,018.66	0.15%	9.867	359	95.07	594
07/01/10	16	2,664,514.99	1.07%	9.294	359	87.37	609
07/15/10	2	419,500.00	0.17%	9.366	360	87.15	628
08/01/10	28	6,799,441.00	2.74%	9.237	360	89.24	612
Total	1,265	248,146,771.80	100.00%	9.234	356	85.60	597

GROUP 2 HOME EQUITY LOANS

		Minimum	Maximum
Scheduled Principal Balance	$123,101,325	$49,334	$1,040,000
Average Scheduled Principal Balance	$454,248
Number of Mortgage Loans	271

Weighted Average Gross Coupon	8.761%	6.750%	14.330%
Weighted Average FICO Score	612	510	778
Weighted Average Combined Original LTV	87.24%	31.85%	100.00%

Weighted Average Original Term	359 months	192 months	360 months
Weighted Average Stated Remaining Term	358 months	191 months	360 months
Weighted Average Seasoning	1 month	0 months	7 months

Weighted Average Gross Margin	6.827%	4.890%	10.076%
Weighted Average Minimum Interest Rate	8.827%	6.750%	11.960%
Weighted Average Maximum Interest Rate	15.827%	13.750%	18.960%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	24 months	21 months	36 months

Maturity Date		Jun 8 2023	Aug 15 2037
Maximum Zip Code Concentration	1.37%	92880

ARM	47.64%	Full Documentation	67.19%
Fixed Rate	52.36%	Limited Documentation	12.56%
		No Income Verification	20.25%
2/28 6 MO LIBOR	11.06%
2/28 6 MO LIBOR 40/30 Balloon	12.85%	Cash Out Refinance	51.47%
2/28 6 MO LIBOR 50/30 Balloon	19.51%	Purchase	24.74%
3/27 6 MO LIBOR	1.96%	Rate/Term Refinance	23.78%
3/27 6 MO LIBOR 40/30 Balloon	1.00%
3/27 6 MO LIBOR 50/30 Balloon	1.26%	2 Units	0.88%
Fixed Rate	26.08%	Condominium	3.63%
Fixed Rate 40/30 Balloon	16.50%	PUD	20.90%
Fixed Rate 50/30 Balloon	9.78%	Single Family	73.71%
		Townhouse	0.88%
Not Interest Only	100.00%
		Primary	100.00%
No Prepay Penalty	38.96%
Prepay Penalty: 12 months	5.77%	Top 5 States:
Prepay Penalty: 24 months	12.73%	California	33.98%
Prepay Penalty: 36 months	42.54%	Maryland	10.23%
		Florida	9.87%
First Lien	97.03%	New Jersey	5.43%
Second Lien	2.97%	New York	4.92%

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	9	2,553,593.72	2.07%	9.546	359	86.10	597
California	87	41,832,354.67	33.98%	8.376	358	87.62	618
Colorado	5	2,262,103.43	1.84%	8.997	359	91.94	592
Connecticut	2	1,708,250.00	1.39%	8.878	359	83.91	617
Delaware	1	570,000.00	0.46%	9.960	359	95.00	592
Florida	25	12,144,188.13	9.87%	8.609	359	84.18	616
Georgia	7	3,108,242.87	2.52%	9.109	359	90.13	622
Illinois	1	477,745.37	0.39%	8.810	359	90.00	639
Maine	1	465,364.06	0.38%	8.580	239	63.41	549
Maryland	28	12,587,948.29	10.23%	8.617	359	89.94	613
Massachusetts	7	3,720,159.64	3.02%	7.942	347	81.17	618
Michigan	1	424,654.36	0.34%	7.040	358	85.00	648
Minnesota	1	556,200.00	0.45%	10.380	360	90.00	610
Missouri	1	617,245.46	0.50%	10.330	358	95.00	634
Montana	1	434,761.95	0.35%	9.410	358	85.00	631
Nevada	6	1,784,730.01	1.45%	9.630	359	89.79	650
New Hampshire	2	911,764.44	0.74%	8.303	358	94.82	610
New Jersey	17	6,684,303.82	5.43%	9.338	359	85.72	605
New Mexico	3	705,662.02	0.57%	10.859	358	93.87	604
New York	15	6,056,351.75	4.92%	9.992	357	85.37	583
North Carolina	3	1,415,510.51	1.15%	9.063	358	89.02	596
Ohio	1	510,062.10	0.41%	8.300	359	80.49	590
Oregon	2	743,089.44	0.60%	9.495	358	86.32	633
Pennsylvania	5	2,168,040.10	1.76%	9.453	359	87.46	626
South Carolina	4	1,867,319.69	1.52%	9.003	359	84.97	592
Tennessee	4	1,924,986.92	1.56%	9.650	359	88.33	617
Texas	5	2,459,151.62	2.00%	8.544	357	84.68	598
Utah	2	915,283.13	0.74%	9.163	359	87.71	617
Vermont	1	599,915.23	0.49%	7.700	358	80.00	647
Virginia	13	5,665,673.36	4.60%	8.717	359	88.85	617
Washington	10	4,706,024.55	3.82%	8.778	359	89.57	591
Wisconsin	1	520,643.98	0.42%	7.910	358	84.03	624
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	1	474,863.54	0.39%	7.990	358	31.85	596
60.00- 64.99	5	2,296,382.16	1.87%	8.513	335	62.19	569
65.00- 69.99	2	869,998.12	0.71%	8.861	359	68.49	697
70.00- 74.99	9	4,389,892.00	3.57%	9.096	359	72.12	579
75.00- 79.99	11	5,169,926.28	4.20%	8.207	351	76.95	609
80.00	19	9,775,471.87	7.94%	8.264	359	80.00	614
80.01- 84.99	26	13,027,163.54	10.58%	8.386	359	81.66	589
85.00- 89.99	52	24,776,001.68	20.13%	8.676	358	86.39	620
90.00- 94.99	78	35,702,230.37	29.00%	8.798	359	90.75	607
95.00- 99.99	42	18,309,527.41	14.87%	9.281	359	95.58	622
100.00	26	8,309,867.65	6.75%	9.151	358	100.00	648
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.500 - 6.999	15	7,549,096.26	6.13%	6.923	358	85.25	653
7.000 - 7.499	23	11,773,188.32	9.56%	7.307	359	83.78	624
7.500 - 7.999	38	20,586,512.89	16.72%	7.816	357	86.45	613
8.000 - 8.499	30	15,252,782.41	12.39%	8.252	359	87.38	611
8.500 - 8.999	52	26,584,932.70	21.60%	8.773	357	87.48	603
9.000 - 9.499	26	13,363,945.62	10.86%	9.218	359	89.23	619
9.500 - 9.999	19	9,660,664.58	7.85%	9.728	359	88.36	608
10.000 -10.499	12	6,372,547.01	5.18%	10.261	359	85.82	603
10.500 -10.999	13	6,894,970.09	5.60%	10.729	359	89.22	576
11.000 -11.499	1	443,000.00	0.36%	11.220	360	85.19	541
11.500 -11.999	7	1,462,637.87	1.19%	11.857	342	86.47	640
12.000 -12.499	10	870,037.35	0.71%	12.210	359	95.06	642
12.500 -12.999	6	630,322.01	0.51%	12.829	358	95.01	635
13.000 -13.499	8	687,742.81	0.56%	13.293	347	94.86	643
13.500 -13.999	7	672,214.31	0.55%	13.742	359	94.07	612
14.000 -14.499	4	296,730.39	0.24%	14.205	358	92.70	642
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	2	99,333.90	0.08%	13.658	360	90.38	622
50,000.01 - 100,000.00	26	2,004,386.77	1.63%	12.886	354	94.47	641
100,000.01 - 150,000.00	9	1,066,603.76	0.87%	12.635	335	96.17	640
150,000.01 - 200,000.00	3	481,091.64	0.39%	13.395	358	90.01	616
400,000.01 - 450,000.00	55	23,873,231.45	19.39%	8.576	359	85.68	606
450,000.01 - 500,000.00	69	32,815,287.26	26.66%	8.643	357	85.80	607
500,000.01 - 550,000.00	48	25,219,019.76	20.49%	8.549	359	87.83	615
550,000.01 - 600,000.00	24	13,726,039.36	11.15%	8.867	359	88.86	616
600,000.01 - 650,000.00	16	9,933,990.27	8.07%	8.950	359	89.90	629
650,000.01 - 700,000.00	10	6,805,891.74	5.53%	8.553	359	86.55	611
700,000.01 - 750,000.00	6	4,354,945.13	3.54%	8.383	349	86.91	601
750,000.01 - 800,000.00	1	784,541.08	0.64%	7.500	354	100.00	619
850,000.01 - 900,000.00	1	896,962.50	0.73%	7.750	359	85.43	644
1,000,000.01+	1	1,040,000.00	0.84%	8.890	359	80.00	604
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	2	1,085,202.34	0.88%	9.214	359	85.00	599
Condominium	11	4,467,116.35	3.63%	8.781	353	89.05	651
PUD	60	25,725,031.85	20.90%	8.660	359	89.79	619
Single Family	196	90,742,904.36	73.71%	8.762	358	86.53	610
Townhouse	2	1,081,069.72	0.88%	10.501	358	80.34	529
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
192	1	148,733.89	0.12%	11.730	191	87.43	615
240	2	531,747.81	0.43%	9.146	239	67.30	561
300	1	736,027.50	0.60%	7.990	300	75.49	639
360	267	121,684,815.42	98.85%	8.760	359	87.39	612
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
181-240	3	680,481.70	0.55%	9.710	228	71.70	573
241-300	1	736,027.50	0.60%	7.990	300	75.49	639
301-360	267	121,684,815.42	98.85%	8.760	359	87.39	612
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	81	38,055,945.02	30.91%	8.775	359	86.39	603
1-6	189	84,952,522.50	69.01%	8.751	357	87.61	616
7-12	1	92,857.10	0.08%	11.775	353	93.94	666
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Primary	271	123,101,324.62	100.00%	8.761	358	87.24	612
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	231	119,449,908.55	97.03%	8.634	358	87.02	612
Second Lien	40	3,651,416.07	2.97%	12.901	349	94.27	637
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	192	82,712,332.52	67.19%	8.593	358	89.19	608
Limited Documentation	30	15,459,642.30	12.56%	8.912	356	85.11	617
No Income Verification	49	24,929,349.80	20.25%	9.225	359	82.08	623
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Unknown	2	877,398.18	0.71%	7.952	354	99.36	624
A+	108	50,242,403.20	40.81%	8.670	359	89.46	633
A1	125	53,819,085.36	43.72%	8.669	358	86.75	611
A2	23	11,699,554.02	9.50%	8.845	354	83.32	567
B	11	5,574,115.19	4.53%	9.964	359	79.78	534
C1	1	443,000.00	0.36%	11.220	360	85.19	541
D	1	445,768.67	0.36%	11.870	359	70.00	655
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	7	3,603,484.90	2.93%	9.929	359	84.46	514
525-549	14	7,099,939.01	5.77%	9.454	351	80.12	537
550-574	24	11,570,585.18	9.40%	8.575	359	84.34	563
575-599	39	19,634,353.02	15.95%	8.510	359	84.59	588
600-624	70	33,585,162.94	27.28%	8.824	358	89.32	612
625-649	72	28,623,453.88	23.25%	8.588	357	88.41	638
650-674	27	10,640,786.68	8.64%	9.062	359	89.79	656
675-699	13	5,822,126.24	4.73%	8.679	359	90.66	685
700+	5	2,521,432.77	2.05%	7.969	358	85.35	736
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	25	13,611,851.39	11.06%	9.193	359	88.35	613
2/28 6 MO LIBOR 40/30 Balloon	31	15,819,563.66	12.85%	8.741	359	86.78	600
2/28 6 MO LIBOR 50/30 Balloon	47	24,017,941.05	19.51%	8.689	359	91.11	636
3/27 6 MO LIBOR	5	2,414,121.52	1.96%	9.311	358	81.42	572
3/27 6 MO LIBOR 40/30 Balloon	2	1,228,999.94	1.00%	9.284	359	85.22	619
3/27 6 MO LIBOR 50/30 Balloon	3	1,551,046.20	1.26%	7.517	358	85.64	632
Fixed Rate	96	32,103,349.56	26.08%	9.111	355	85.53	606
Fixed Rate 40/30 Balloon	38	20,309,606.78	16.50%	8.480	359	86.11	607
Fixed Rate 50/30 Balloon	24	12,044,844.52	9.78%	7.975	360	86.86	612
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Prepay Penalty	112	47,960,892.33	38.96%	9.075	356	87.53	615
Prepay Penalty: 12 months	13	7,106,460.94	5.77%	9.154	359	86.03	600
Prepay Penalty: 24 months	31	15,668,440.45	12.73%	9.053	359	91.12	622
Prepay Penalty: 36 months	115	52,365,530.90	42.54%	8.332	359	85.97	609
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	147	63,364,438.35	51.47%	8.794	357	84.69	607
Purchase	63	30,459,561.37	24.74%	8.740	359	91.76	634
Rate/Term Refinance	61	29,277,324.90	23.78%	8.711	358	88.05	601
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	5	2,443,210.83	1.98%	8.490	341	81.45	608
20.01 -25.00	4	1,769,452.37	1.44%	8.427	357	93.04	635
25.01 -30.00	7	3,484,654.21	2.83%	8.852	359	87.58	618
30.01 -35.00	18	8,151,446.39	6.62%	8.625	359	84.34	617
35.01 -40.00	23	10,770,671.25	8.75%	8.872	354	84.23	615
40.01 -45.00	52	23,478,933.24	19.07%	8.803	358	87.07	616
45.01 -50.00	94	41,458,422.11	33.68%	8.855	359	87.21	609
50.01 -55.00	54	24,754,663.56	20.11%	8.739	359	88.41	607
55.01 -60.00	14	6,789,870.66	5.52%	8.238	358	92.32	621
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	113	58,643,523.76	47.64%	8.827	359	88.64	618
Fixed Rate	158	64,457,800.86	52.36%	8.700	357	85.96	607
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	271	123,101,324.62	100.00%	8.761	358	87.24	612
Total	271	123,101,324.62	100.00%	8.761	358	87.24	612

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	3	1,408,908.80	2.40%	6.756	359	87.85	643
5.000 - 5.499	6	3,440,513.91	5.87%	7.278	359	86.67	612
5.500 - 5.999	15	8,298,318.53	14.15%	7.790	358	86.42	626
6.000 - 6.499	18	9,075,309.59	15.48%	8.244	359	87.12	609
6.500 - 6.999	20	9,878,127.20	16.84%	8.722	359	92.27	621
7.000 - 7.499	23	11,922,786.08	20.33%	9.306	359	87.57	606
7.500 - 7.999	12	6,017,662.17	10.26%	9.554	358	88.12	635
8.000 - 8.499	13	7,040,994.80	12.01%	10.179	359	90.38	619
8.500 - 8.999	2	1,038,402.68	1.77%	10.707	358	92.84	616
10.000 -10.499	1	522,500.00	0.89%	11.960	360	95.00	616
Total	113	58,643,523.76	100.00%	8.827	359	88.64	618

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.500 - 6.999	7	3,638,718.23	6.20%	6.852	358	87.58	645
7.000 - 7.499	5	2,464,173.25	4.20%	7.331	358	90.30	637
7.500 - 7.999	13	7,316,874.64	12.48%	7.842	359	84.84	617
8.000 - 8.499	15	7,535,635.79	12.85%	8.268	359	88.60	617
8.500 - 8.999	25	12,751,303.98	21.74%	8.735	359	90.72	608
9.000 - 9.499	20	10,278,037.18	17.53%	9.229	359	89.01	627
9.500 - 9.999	13	6,832,600.64	11.65%	9.756	359	88.55	616
10.000 -10.499	11	5,822,277.37	9.93%	10.261	359	87.22	608
10.500 -10.999	2	1,038,402.68	1.77%	10.707	358	92.84	616
11.000 -11.499	1	443,000.00	0.76%	11.220	360	85.19	541
11.500 -11.999	1	522,500.00	0.89%	11.960	360	95.00	616
Total	113	58,643,523.76	100.00%	8.827	359	88.64	618

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.500 -13.999	7	3,638,718.23	6.20%	6.852	358	87.58	645
14.000 -14.499	5	2,464,173.25	4.20%	7.331	358	90.30	637
14.500 -14.999	13	7,316,874.64	12.48%	7.842	359	84.84	617
15.000 -15.499	15	7,535,635.79	12.85%	8.268	359	88.60	617
15.500 -15.999	25	12,751,303.98	21.74%	8.735	359	90.72	608
16.000 -16.499	20	10,278,037.18	17.53%	9.229	359	89.01	627
16.500 -16.999	13	6,832,600.64	11.65%	9.756	359	88.55	616
17.000 -17.499	11	5,822,277.37	9.93%	10.261	359	87.22	608
17.500 -17.999	2	1,038,402.68	1.77%	10.707	358	92.84	616
18.000 -18.499	1	443,000.00	0.76%	11.220	360	85.19	541
18.500 -18.999	1	522,500.00	0.89%	11.960	360	95.00	616
Total	113	58,643,523.76	100.00%	8.827	359	88.64	618

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	113	58,643,523.76	100.00%	8.827	359	88.64	618
Total	113	58,643,523.76	100.00%	8.827	359	88.64	618

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	113	58,643,523.76	100.00%	8.827	359	88.64	618
Total	113	58,643,523.76	100.00%	8.827	359	88.64	618

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/15/09	2	888,743.47	1.52%	9.082	357	98.96	618
05/01/09	3	1,640,302.17	2.80%	7.706	357	99.29	631
05/15/09	4	2,108,284.93	3.60%	8.274	358	89.76	647
06/01/09	35	17,708,317.59	30.20%	8.903	358	87.51	621
06/15/09	6	2,798,765.31	4.77%	8.334	359	89.59	627
07/01/09	28	15,023,968.63	25.62%	8.759	359	90.00	623
07/15/09	4	2,172,370.00	3.70%	9.825	360	84.99	578
08/01/09	21	11,108,604.00	18.94%	9.005	360	88.80	612
05/01/10	1	527,773.78	0.90%	10.150	357	64.00	542
05/15/10	2	1,160,024.68	1.98%	8.906	358	84.58	583
06/01/10	3	1,396,667.57	2.38%	8.820	358	86.49	611
06/15/10	1	484,233.13	0.83%	8.960	359	85.00	640
07/01/10	2	1,074,058.00	1.83%	7.383	359	86.73	619
08/01/10	1	551,410.50	0.94%	9.560	360	85.49	601
Total	113	58,643,523.76	100.00%	8.827	359	88.64	618